UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SILVER STATE BANCORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Silver State Bancorp, which will be held on April 30, 2008 at 10:00 a.m., local time, at Del Fuego Meeting Room, Green Valley Ranch Resort and Spa, 2300 Paseo Verde, Henderson, Nevada, 89052.

The attached Notice of the 2008 Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the annual meeting. Directors and officers of Silver State Bancorp, as well as a representative of McGladrey & Pullen, LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be Silver State Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008, will be present at the annual meeting to respond to appropriate questions.

The Board of Directors of Silver State Bancorp has determined that an affirmative vote on each matter to be considered at the annual meeting is in the best interests of Silver State Bancorp and its stockholders and recommends a vote “FOR” each of these matters.

Please complete, sign and return the enclosed proxy card promptly, or if you prefer, vote by using the telephone or Internet, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting, but will assure that your vote is counted if you are unable to attend. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document confirming your ownership of shares of Silver State Bancorp common stock.

On behalf of the Board of Directors and the employees of Silver State Bancorp, we thank you for your continued support and hope to see you at the annual meeting.

Sincerely yours,

Corey L. Johnson
President and Chief Executive Officer

Silver State Bancorp

170 South Green Valley Parkway

Henderson, Nevada 89012

(702) 433-8300

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Silver State Bancorp will be held at 10:00 a.m., local time, at Del Fuego Meeting Room, Green Valley Ranch Resort and Spa, 2300 Paseo Verde, Henderson, Nevada, 89052 to consider and vote upon the following matters:

(1) The election of four directors for terms of three years each and the election of one director for a term of one year.

(2) The ratification of the appointment of McGladrey & Pullen, LLP as Silver State Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3) Approval and adoption of Silver State Bancorp’s 2008 Omnibus Equity Plan.

Stockholders also may be asked to vote upon such other business as may properly come before the annual meeting, and any adjournment or postponement thereof. Please note that we are not aware of any such other business.

The Board of Directors has fixed March 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of such stockholders will be available for inspection at Silver State Bancorp’s offices at the annual meeting.

By Order of the Board of Directors

Michael J. Threet
Chief Financial Officer, Chief Operating Officer and Corporate Secretary

Henderson, Nevada

March 21, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE. YOU MAY SUBMIT YOUR PROXY CARD BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR, IF YOU PREFER, VOTE BY USING THE TELEPHONE OR INTERNET. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

SILVER STATE BANCORP

PROXY STATEMENT FOR THE

2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2008

GENERAL INFORMATION

General

This proxy statement, accompanying proxy card and the annual report to stockholders are being furnished to the stockholders of Silver State Bancorp in connection with the solicitation of proxies by the Board of Directors of Silver State Bancorp for use at our 2008 Annual Meeting of Stockholders. The 2008 Annual Meeting of Stockholders will be held on April 30, 2008 at 10:00 a.m., local time, at Del Fuego Meeting Room, Green Valley Ranch Resort and Spa, 2300 Paseo Verde, Henderson, Nevada, 89052. This proxy statement, together with the enclosed proxy card, is first being mailed to stockholders on or about March 21, 2008.

Silver State Bancorp, a Nevada corporation, operates as a bank holding company for its wholly owned subsidiaries, Silver State Bank and Choice Bank. As used in this proxy statement, “we,” “us” and “our” refer to Silver State Bancorp and its consolidated subsidiaries, depending on the context. The term “annual meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Who Can Vote

The Board of Directors has fixed the close of business on March 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Accordingly, only holders of record of shares of Silver State Bancorp common stock, par value $0.001 per share, at the close of business on such date will be entitled to vote at the annual meeting. On March 7, 2008, there were 15,170,765 shares of common stock outstanding.

Quorum

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing that a quorum exists. The term broker non-vote refers to (x) shares held by brokers or nominees for which voting instructions are not received from the beneficial owners or persons entitled to vote and (y) because of applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member, the broker or nominee lacks discretionary voting power to vote the shares on its own, without instruction from the beneficial owner or persons entitled to vote.

How To Vote

You may vote your shares:

(1)	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday, April 29, 2008. Once you are in the Internet voting system, you can record and confirm (or change) your voting instructions.

(2)	By telephone. Use the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on Tuesday, April 29, 2008. Once you are in the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

(3)	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Silver State Bancorp will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of 2008 Annual Meeting of Stockholders. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

Alternatively, you may attend the annual meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your stockholder of record to vote in person at the annual meeting.

Vote Required

Proposal 1. Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting. The holders of common stock may not vote their shares cumulatively for the election of directors. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will have no effect on the outcome of the vote on this Proposal 1 because only a plurality of votes cast is required to elect a director.

Proposals 2 and 3. In order for the stockholders to approve Proposals 2 and 3, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. Under the voting standard for Proposals 2 and 3, shares as to which the “ABSTAIN” box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes “AGAINST” the proposal. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will be treated as shares that are not represented and will have no effect on the outcome of the vote.

Our Board of Directors recommends that you promptly sign, date and mark the enclosed proxy card(s) in favor of proposals 1, 2 and 3 and return the card(s) in the enclosed self-addressed, postage-prepaid envelope or, if you prefer, vote by using the telephone or Internet. Proxy cards must be received prior to the commencement of the annual meeting. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting. Your vote is very important.

Revocability of Proxies

You may revoke your grant of a proxy at any time before it is voted by:

•	filing a written revocation of the proxy with our secretary;

•	submitting a signed proxy card bearing a later date; or

•	attending and voting in person at the annual meeting, but you also must file a written revocation with the secretary of the annual meeting prior to the voting.

If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday April 29, 2008.

If you voted by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on Tuesday April 29, 2008.

We are soliciting proxies only for the annual meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the annual meeting.

Solicitation of Proxies

Our officers, members of our Board of Directors and our employees may solicit proxies on our behalf by telephone or through other forms of communication but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. We will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. We will bear all costs of solicitation.

Interest of Management and Directors in Matters to be Acted Upon

Management and directors of Silver State Bancorp have an interest in the matters that will be acted upon that are different from the interests of other stockholders as follows:

•

Silver State Bancorp’s 2008 Omnibus Equity Plan. This plan would allow selected directors, officers and employees to receive equity awards including stock options, stock appreciation rights, restricted stock and performance shares if they work for us until the end of a specified service period or achieve specified performance goals. Awards under the plan will be discretionary and Silver State Bancorp’s Compensation Committee has not yet determined to whom awards will be made and the terms and conditions of such awards.

The Board of Directors has taken the above interests into account in recommending that stockholders approve Proposal 3.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 7, 2008, certain information as to Silver State Bancorp common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock. We know of no person, except as listed below or on the following table describing the beneficial ownership by our directors and executive officers, who beneficially owned more than 5% of the outstanding shares of our common stock as of March 7, 2008. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with Silver State Bancorp pursuant to the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “—Directors and Executive Officers,” and in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he has or shares, directly or indirectly, voting power or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after March 7, 2008. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each stockholder shown in the table below has sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(1)
Linda Yanke 4414 S. Gekeler Lane Boise, ID 83716	2,457,792	(2)(3)	16.20%

(1)	Based on 15,170,765 total outstanding shares of Silver State Bancorp as of March 7, 2008.
(2)	Prior to January 31, 2008, Linda Yanke held 2,399,792 of these shares as the trustee and sole beneficiary of Ronald C. Yanke Estate. On January 31, 2008, the shares were distributed to Mrs. Yanke. Mrs. Yanke is the mother-in-law of Bryan S. Norby, Chairman of the Board of Directors of Silver State Bancorp. Mr. Norby disclaims beneficial ownership of all shares beneficially owned by Mrs. Yanke.
(3)	Based on the Form 13-D filed with the SEC on July 27, 2007.

Directors and Executive Officers

The following table sets forth information about the shares of our common stock beneficially owned by each director of Silver State Bancorp, by each named executive officer of Silver State Bancorp identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of Silver State Bancorp or Silver State Bancorp’s wholly-owned subsidiaries Silver State Bank and Choice Bank, as a group as of March 7, 2008. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Position with the Company	Amount and Nature of Beneficial Ownership		Percent*
Bryan S. Norby	Director & Chairman	412,056	(1)	2.72%
Corey L. Johnson	Directors, President & Chief Executive Officer	308,228	(2)	2.03
Mark S. Bosco	Director	160,206	(3)	1.06
Brian M. Collins	Director	729,033	(4)	4.79
Brian W. Cruden	Director	170,000	(5)	1.12
Alan Knudson	Director	131,165	(6)	**
Thomas T. Nicholson	Director	2,508,600	(7)	16.54
Andrew K. McCain	Director	1,126		**
Craig A. McCall	Director	250,803	(8)	1.65
Phillip C. Peckman	Director	252,781	(9)	1.67
Douglas E. French	Executive Vice President of Silver State Bank	121,700	(10)	**
Calvin D. Regan	President of Silver State Bank	197,999		1.31
Thomas J. Russell	Executive Vice President of Silver State Bank	118,000	(11)	**
Michael J. Threet	Chief Financial Officer & Chief Operating Officer	159,308	(12)	1.05
Kirk Viau	Chief Risk Officer	7,150	(13)	**
All directors and executive officers as a group (15 persons)		5,528,155	(14)	35.85%

*	Percentage of shares beneficially owned by each individual is calculated as though all stock options held by such person that are exercisable within 60 days of March 7, 2008 had been exercised, and such number of shares also is added to total shares outstanding for calculation as to each individual.
**	Less than one percent.
(1)	Mr. Norby is the son-in-law of Linda Yanke and disclaims beneficial ownership of any shares of which she is deemed the beneficial owner as set forth under “—Principal Stockholders.”
(2)	Includes 80,000 shares pledged to Key Bank and 176,028 shares pledged to Wedbush Morgan.
(3)	Mr. Bosco has shared voting power and shared investment power with his wife with respect to 150,206 shares.
(4)	Includes 60,000 shares under exercisable stock options.
(5)	Includes 40,000 shares under exercisable stock options.
(6)	Includes 30,000 shares under exercisable stock options.
(7)	Includes 300,000 shares pledged as collateral to Zions Bank. Also includes 800,000 shares owned by Black Creek L.P. over which Mr. Nicholson has shared voting power and shared investment power. These 800,000 shares are pledged as collateral for various loans.
(8)	Includes 30,000 shares under exercisable stock options.
(9)	Mr. Peckman has shared voting power and shared investment power with his wife, Maureen Peckman, with respect to 5,000 shares.
(10)	Includes 117,700 shares pledged to SW USA Bank.
(11)	Includes 32,500 shares under exercisable stock options. Mr. Russell has shared voting power and shared investment power with his wife Linda A. Russell with respect to 85,500 shares.
(12)	Includes 57,500 shares under exercisable stock options. Mr. Threet has shared voting power and shared investment power with his wife Lisa Threet with respect to 77,104 shares held in the Threet Family Trust.
(13)	Includes 1,250 shares under exercisable stock options.
(14)	Includes 251,250 shares under exercisable stock options. Also includes 1,473,728 pledged.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Amended and Restated Articles of Incorporation and the Amended and Restated Code of Bylaws of Silver State Bancorp provide for the election of directors by the stockholders. The Board of Directors of Silver State Bancorp is divided into three classes, each class being as nearly equal in number as possible. The terms of office of the members of one class expire, and successor to that class are elected, at each Annual Meeting of Stockholders. As of February 20, 2008, the number of members constituting the entire Board of Directors of Silver State Bancorp is ten. Prior to February 20, 2008, the size of our Board of Directors had been fixed at nine, with eight members seated and one vacancy.

On February 20, 2008, the Board of Directors, upon recommendation by the Nominating and Governance Committee, appointed Mr. Andrew K. McCain to the Board of Directors to fill the vacancy until the 2008 Annual Meeting of Stockholders and nominated him to be re-elected at the annual meeting for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2011, or when his successor is otherwise duly elected and qualified. In addition, on that same date, the Board of Directors increased the size of the Board of Directors to ten members and appointed Mr. Mark S. Bosco to serve until the 2008 Annual Meeting of Stockholders. The Board of Directors further nominated Mr. Bosco to be re-elected at the 2008 Annual Meeting of Stockholders for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2009, or when his successor is otherwise duly elected and qualified. Mr. McCain and Mr. Bosco are currently members on the board of directors of Silver State Bancorp’s Arizona bank subsidiary, Choice Bank.

In addition, the terms of three directors Messrs. Brian M. Collins, Craig A. McCall, and Phillip C. Peckman expire at the 2008 Annual Meeting of Stockholders. Each of these incumbent directors has been nominated by the Board of Directors, upon recommendation by the Nominating and Governance Committee, to be re-elected at the annual meeting for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2011, or when their successors are otherwise duly elected and qualified. For a description of the process for evaluation of the candidates, please see “Corporate Governance — Committees of the Board of Directors — Nominating and Governance Committee.”

Each nominee has consented to being named in this proxy statement and to serve if elected. Assuming the re-election of Messrs. Collins, McCall, Peckman, McCain and Bosco, at the conclusion of the annual meeting, our Board of Directors will consist of ten members divided into three classes. Further, a majority of our Board of Directors will continue to be independent, as affirmatively determined by the Board consistent with the criteria established by the NASDAQ Global Market and as required by Silver State Bancorp’s Amended and Restated Code of Bylaws. See “Corporate Governance.”

The terms of the remaining incumbent directors expire at the Annual Meetings of Stockholders to be held in 2009 and 2010, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the annual meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the proxy card will vote with respect to a substitute nominee designated by the present Board of Directors.

Who Our Directors Are

The following table states certain information with respect to each nominee for election as a director and each director whose term does not expire at the annual meeting (including time spent on the Board of Directors of Silver State Bank prior to the incorporation of Silver State Bancorp). There are no arrangements or understandings between Silver State Bancorp and any director or nominee pursuant to which such person was elected or nominated to be a director of Silver State Bancorp. For information with respect to security ownership of directors, see “Security Ownership of Certain Beneficial Owners and Management — Directors and Executive Officers.”

Name	Age(1)	Director Since	Term Expires	Positions Held
Nominees Mark S. Bosco	48	February, 2008	2008	Director
Andrew K. McCain	45	February, 2008	2008	Director
Brian M. Collins	45	1998	2008	Director
Craig A. McCall	51	1998	2008	Director
Phillip C. Peckman	59	1997	2008	Director
Continuing Directors
Brian Cruden	47	1996	2009	Director
Alan Knudson	57	1998	2009	Director
Bryan S. Norby	50	1996	2010	Director, Chairman of the Board
Corey L. Johnson	50	1996	2010	Director, President and Chief Executive Officer
Thomas T. Nicholson	71	1996	2010	Director

(1)	All ages of directors and executive officers as of March 7, 2008.

Directors

The business experience of each of our directors is as follows:

Nominees for Election as Director

Mark S. Bosco has served as a director of Choice Bank since 2002, where he has served on the Audit Committee. Mr. Bosco has been a partner of Tiffany & Bosco, P.A., a Phoenix law firm, which provides a wide range of legal services to the business community, since 1987. In addition, he has been the Chairman and majority owner of Great American Title Agency, Inc., which specializes in title insurance and escrow services, since 2003 and a Chairman and 50% owner of National Default Servicing Corporation, which specializes in foreclosures, bankruptcies, evictions, and other default related services, since 1996. Mr. Bosco is a member of the American Bar Association, the Arizona Bar Association, the Texas Bar Association and the Maricopa County Bar Association. In addition, Mr. Bosco is a FNMA Designated Counsel for Arizona and Nevada and a FHLMC Designated Counsel for Arizona.

Andrew K. McCain has served as a director of Choice Bank since 2006. Mr. McCain has served as a vice president and chief financial officer of Hensley & Company, one of the largest beer distributors in the United States, since 1996. His duties and responsibilities include overseeing and managing the finance, treasury, strategic planning, information technology and marketing functions of the company. Mr. McCain is also the Vice President of the Hensley Employee Foundation. In addition, Mr. McCain serves as a chairman elect, board and executive committee member of the Greater Phoenix Chamber of Commerce, as a board member of the Fiesta Bowl, as board member of Banner Alzheimer’s Institute, and as patrons committee member of United Methodist Outreach Ministries’ New Day Center.

Brian M. Collins has served as a director of Silver State Bank since October 1998 and as a founding director of Silver State Bancorp since its inception in January 1999. In addition, over the past 15 years,

Mr. Collins has been affiliated with several real estate development and general contracting businesses. Among others, he has been the owner of Collins & Collins Development, a commercial and residential real estate general contracting firm since 1993, he has served as the Secretary and Treasurer of Collins Development Inc., a commercial real estate general contracting firm, since 2002, he has been the managing member of BJC Investments, LLC, a real estate investment firm, since 1995 and has served as vice president of Collins Brothers Corp, which specializes in land development, since 2005. In addition, since 2003, Mr. Collins has served as the secretary and treasurer of ESP Unlimited, LLC, which specializes in sales of parts and equipment.

Craig A. McCall has served as a director of Silver State Bank since October 1998 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. McCall has been the president and majority owner of CKJ, LLC, a company which specializes in owning and managing commercial and industrial real estate properties, since 1996. In his capacity as president of CKJ, LLC, Mr. McCall is responsible for acquisitions and management. Mr. McCall is also the president and sole shareholder of ASAP Auto Pawn, which owns businesses in the collateral lending business, jewelry store and used car sales. In his capacity as president of ASAP Auto Pawn, Inc., Mr. McCall is responsible for strategic planning and overseeing operations.

Phillip C. Peckman has served as a director of Silver State Bank since May 1997 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Peckman joined Greenspun Corporation in 1990 as Chief Operating Officer. In addition, Mr. Peckman has been the Chief Executive Officer of Peckman Outdoor Media, a Las Vegas based billboard company, since 2005. From 1990 until 2006, Mr. Peckman held senior executive officer positions, including chief executive officer, at the Greenspun Corporation. The Greenspun Corporation is a privately owned corporation which maintains significant investment interests in a variety of industries. Mr. Peckman is also a former attorney and certified public accountant and was the managing partner of the Las Vegas, Nevada offices of McGladrey & Pullen, LLP, an independent certified accounting firm, before leaving in 1990. On June 5, 2008, Mr. Peckman was elected to serve as a director of Shuffle Master, Inc., a Nevada based publicly-traded company, which provides entertainment-based products for the gaming industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Brian W. Cruden has served as a founding director of Silver State Bank since its inception in July 1996 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Cruden has served as the President of Insurcorp, Nevada’s largest employee benefit insurance and consulting firm, since 1992 and is also the co-owner of Insurcorp. Prior to 1992, Mr. Cruden held several key positions with various insurance companies and firms. Mr. Cruden previously served on the Board of Directors of Nevada Community Foundation. Currently, Mr. Cruden serves on the Board of Trustees of Southern Hills Hospital HCA/Columbia.

Alan Knudson has served as a director of Silver State Bank since January 1998 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Knudson was an investor and trustee of Knudson Family Trust from 1983 to 2007. In addition, Mr. Knudson was the general partner of Knudson Family Partnership until its dissolution in 2007.

Bryan S. Norby has served as a founding director of Silver State Bank since its inception in July 1996 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Norby has served as the Chairman of the Boards of Silver State Bancorp and Silver State Bank since January 2006. Mr. Norby has been a financial analyst with Yanke Machine Shop, Inc., a metal fabrication company, since 1998 where he reviews financial statements and tax returns for the company and its affiliated entities. Since 1990, Mr. Norby has been on the Board of Directors of Northwest Bancorporation, Inc., the bank holding company of Inland Northwest Bank where he also serves on the compensation committee. From 1979 through 1988, Mr. Norby was an auditor and certified public accountant for Touch Ross & Co., where he preformed and supervised public company audits.

Corey L. Johnson has served as a founding director of Silver State Bank since its inception in July 1996 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Johnson has served as President of Silver State Bancorp since inception, and Chief Executive Officer of Silver State Bancorp since December 2006. Mr. Johnson also served as President of Silver State Bank from inception until December 2006, and has served as Chief Executive Officer of Silver State Bank since January 2006.

Thomas T. Nicholson has served as a founding director of Silver State Bank since its inception in July 1996 and as a founding director of Silver State Bancorp since its inception in January 1999. Mr. Nicholson comes from a third generation ranching family and has lived in the Boise, Idaho area for over 50 years. His family started raising sheep and is now raising cattle and crops in Ada and Canyon counties and operating a large Holstein calf operation in Indiana. In addition to managing the significant family farming and cattle operations, Mr. Nicholson owns and manages several businesses, including an agricultural equipment dealership with locations in Idaho and Washington and a Honda/Toyota automobile dealership located in Seattle, Washington. In the past, Mr. Nicholson served as a director of Micron Technology, a Boise based computer chip manufacturer, as a director of the Advisory Board of Key Bank (Idaho State) and as a director of the Peregrine Fund, a non-profit organization.

Executive Officers

Silver State Bancorp’s executive officers include certain of the executive officers of Silver State Bank, the principal banking subsidiary of Silver State Bancorp. Silver State Bancorp’s and Silver State Bank’s executive officers are appointed annually by the respective Boards of Directors and serve at the Board’s discretion. However, some of our executive officers have employment agreements, as further described in “Compensation Discussion and Analysis — Employment Agreements.” Silver State Bancorp has the following executive officers:

Michael J. Threet, age 38, has served as Chief Financial Officer of Silver State Bancorp since its inception in January 1999 and Chief Operating Officer since August 2006. In addition, Mr. Threet has been Chief Operating Officer of Silver State Bank since August 2006. From June 1997 until he was named Chief Operating Officer, Mr. Threet was Chief Financial Officer and Executive Vice President of Silver State Bank. Prior to joining Silver State Bank, Mr. Threet served as the corporate controller for American Bank of Commerce, where he was responsible for SEC reporting and accounting operations.

Douglas E. French, age 50, has served as Executive Vice President — Commercial Real Estate Lending of Silver State Bank since January 1998. Mr. French joined Silver State Bank as Senior Vice President — Real Estate Loan Officer in 1997 and was promoted to Executive Vice President — Commercial Real Estate Lending in 1998. From 1995 to 1997, Mr. French served as a vice president for Community Bank and prior to that, served as a vice president for U.S. Bank in Reno and Las Vegas.

Calvin D. Regan, age 42, has served as President of Silver State Bank since December 2006. Since joining Silver State Bank in 1996, Mr. Regan has also served as Executive Vice President and Senior Vice President. Mr. Regan has served on the board of directors of the National Association of Government Guaranteed Lenders since 2000.

Thomas J. Russell, age 58, has served as Executive Vice President — Credit Administrator of Silver State Bank since May 2000. Prior to joining Silver State Bancorp, Mr. Russell served as a Vice President and Area Manager of First Security Bank of Nevada from 1997 to 2000. Mr. Russell has over 27 years of commercial banking experience, serving in a variety of positions in both branch and corporate banking assignments.

Kirk Viau, age 42, has served as Senior Vice President and Chief Risk Officer of Silver State Bank/Silver State Bancorp since May 2006. From 1990 until he joined Silver State Bancorp, Mr. Viau worked at the Federal Deposit Insurance Corporation in a variety of roles, including as a senior bank examiner.

CERTAIN TRANSACTIONS WITH MEMBERS OF OUR BOARD OF DIRECTORS

AND EXECUTIVE OFFICERS

Transactions with related persons, including directors, executive officers and their immediate family members, have the potential to create actual or perceived conflicts of interest between Silver State Bancorp and such persons. Transactions with related persons generally are categorized as either loans that each of our bank subsidiaries may make in the ordinary course of business as a financial institution or all other related party transactions.

Each of our bank subsidiaries has entered into, and expects to enter into in the future, loan and other customary banking transactions in the ordinary course of business with the directors and executive officers (or associates of such person) of Silver State Bancorp, Silver State Bank and Choice Bank. All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2007, our officers, directors and principal stockholders (and their associates) were indebted to our subsidiary banks in the aggregate amount of approximately $29.5 million in connection with these loans. This amount was approximately 2% of total loans outstanding as of such date. All such loans are currently in good standing and are being paid in accordance with their terms.

All other related person transactions are generally treated as potential violations of our Code of Ethics for which a waiver must be obtained if those related person transactions are found to create a conflict of interest. Our Code of Ethics provides that the Audit Committee of the Board of Directors has the responsibility to resolve any conflict of interest or potential conflict of interest issue that may arise, including loans to directors, executive officers or their immediate family members. If the conflict of interest relates to any member of the Audit Committee the conflicted person must recuse himself or herself from all discussions relating to the resolution of the conflict of interest. The Chief Executive Officer, or a senior officer designated by the Chief Executive Officer, will resolve any conflict of interest issue involving any other employee.

Brian M. Collins, a member of the board of directors of Silver State Bancorp and of Silver State Bank, is the owner of Collins Development Inc., a commercial and residential real estate general contracting firm. During 2007, we engaged Collins Development Inc. for the construction of bank branch office buildings. The total payments made under these contracts were approximately $2.2 million for the year ended December 31, 2007. As of December 31, 2007, we have entered into a contract with Collins Development Inc. for the construction of another bank branch office building pursuant to which we estimate that the contract amount will be approximately $827,000 with an anticipated completion in 2008. At December 31, 2007, approximately $597,000 of the contract is included in construction in progress. Also in February 2008, we entered into a separate agreement with Collins Development Inc. for the construction of a future bank branch office building. The expected total payments under the contract are approximately $2.6 million. We expect to consider engaging Collins Development Inc. for the construction of future branches.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Silver State Bancorp’s executive officers and directors, and persons who own more than 10% of Silver State Bancorp common stock, to file with the Securities and Exchange Commission reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish Silver State Bancorp with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Silver State Bancorp believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Kirk Viau filed a Form 4 inadvertently late on November 15, 2007, with respect to the grant of 5,000 employee stock options on October 25, 2007.

PROPOSAL 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed the firm of McGladrey & Pullen, LLP to act as Silver State Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification of such appointment by our stockholders. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

Audit Fees

For the fiscal year ended December 31, 2007, McGladrey & Pullen billed Silver State Bancorp an aggregate of $887,762 for professional services rendered for the audit of the Company’s consolidated financial statements, for services in connection with filing of our registration statement for our initial public offering and the related comfort letter rendered to the underwriters for that offering, services in connection with Federal Deposit Insurance Corporation Improvement Act compliance, services in connection with the 2007 proxy and annual report filings, and related reviews for quarterly report filings during the year. Fees for the audit of the consolidated financial statements and for services in connection with filing of our registration statement for our recent initial public offering were $376,479 for the fiscal year ended December 31, 2006.

Audit-Related Fees

For the fiscal year ended December 31, 2007, McGladrey & Pullen billed Silver State Bancorp an aggregate of $38,979 for services that are reasonably related to the audit or review of the Company’s financial statements and not described above under the caption “Audit Fees.” The services comprising these fees were related primarily to an employee benefit plan audit. Audit-related fees were $54,810 for the fiscal year ended December 31, 2006. The services comprising these fees were primarily related to an employee benefit plan audit and merger and acquisition services.

Tax Fees

For the fiscal year ended December 31, 2007, RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, billed Silver State Bancorp an aggregate of $90,153 for professional services rendered for federal and state tax compliance, tax planning, final tax returns for Choice Bank and cost segregation related services. Tax fees were $74,069 for the fiscal year ended December 31, 2006. The services comprising these fees were federal and state tax compliance, tax planning , and merger and acquisition related services.

All Other Fees

RSM McGladrey, Inc., billed Silver State Bancorp $90,567 and $49,561 for the years ended December 31, 2007 and 2006, respectively, for regulatory compliance and Bank Secrecy Act consulting services.

Audit Committee Approval

Acting under its charter, the Audit Committee annually appoints the independent registered public accounting firm, in its sole discretion, and reviews the scope of the audit services to be performed for the year with the independent registered public accounting firm and the principal accounting officer pre-approves all such audit services. In addition, the Audit Committee pre-approves the retention of the independent registered public accounting firm for all non-audit services and the fees to be paid for such services. In accordance with such policies, the Audit Committee approved 100% of the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

Audit Committee Responsibility and Report

The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Silver State Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Under the guidance of a written charter adopted by the Board of Directors on January 24, 2007, the Audit Committee is primarily responsible for:

•

Monitoring the integrity of Silver State Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and public disclosure of financial information;

•	Monitoring the independence and performance of Silver State Bancorp’s independent registered public accounting firm and internal auditing function; and

•	Maintaining free and open communication between the Audit Committee, the independent registered public accounting firm, management, the internal auditing function, and the Board of Directors.

In fulfilling its responsibilities, the Audit Committee, among other things:

•

Reviews with management and the independent registered public accounting firm Silver State Bancorp’s audited financial statements and other financial disclosures to be included in the quarterly financial statements and other financial disclosures to be included in Quarterly Reports on Form 10-Q, and in Annual Reports on Form 10-K and in each case prior to the filing of such reports with the Securities and Exchange Commission;

•

Supervises the relationship between Silver State Bancorp and its independent registered public accounting firm, including making decisions with respect to their appointment or removal, evaluating their performance, reviewing the scope of their audit services and approving the compensation for such services, approving any non-audit services and the fees for such services, and evaluating the independence of the independent registered public accounting firm; and

•

Working with management, the independent registered public accounting firm, and the internal auditors of Silver State Bancorp, evaluates the integrity of Silver State Bancorp’s financial reporting processes and controls.

Report of the Audit Committee

In accordance with the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements of Silver State Bancorp for the fiscal year ended December 31, 2007, with Silver State Bancorp’s management. The Audit Committee has discussed with McGladrey & Pullen, LLP Silver State Bancorp’s audited financial statements for the fiscal year ended December 31, 2007, including the following matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees):

•	The independent registered public accounting firm’s responsibility under Generally Accepted Auditing Standards adopted in the United States;

•	Any significant accounting policies either newly adopted or modified;

•	Any significant management judgments and estimates included in the underlying financial statements;

•	Any significant audit adjustments proposed in their examination;

•	Any other information in documents containing the audited financial statements;

•	Any disagreements with management;

•	Any major issues discussed with management and other independent audit and accounting firms;

•	Any major issues discussed with management prior to retention as independent registered public accounting firm;

•	Any difficulties encountered in performing the examination; and

•	Quality of accounting principles.

The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of McGladrey & Pullen, LLP with that firm. Based on the review and discussions with Silver State Bancorp’s auditors and management as noted above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2007 be included in Silver State Bancorp’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of Silver State Bancorp

Bryan S. Norby, Chair

Andrew K. McCain, Member

Craig A. McCall, Member

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

ADOPTION OF SILVER STATE BANCORP’S 2008 OMNIBUS EQUITY PLAN

The Board of Directors of Silver State Bancorp has adopted the Silver State Bancorp 2008 Omnibus Equity Plan (the “2008 Plan”), subject to approval by the holders of a majority of our outstanding shares of common stock. Provided below is a summary of our reasons for adopting this 2008 Plan and seeking the approval of our stockholders. The following summary is qualified in its entirety by the full text of the 2008 Plan document. The 2008 Plan document is included at the end of this proxy statement as Appendix A and is incorporated by reference into this proposal.

Why We Are Asking for Stockholder Approval

We are asking for stockholders to approve the 2008 Plan so that we will be able to grant stock options and other equity-based compensation to our directors, officers and employees. Most of the companies with which we compete for directors and management-level employees are public companies that offer stock options and restricted stock awards as part of their director and officer compensation packages. As of February 29, 2008, under the existing 2006 Omnibus Equity Plan (the “2006 Plan”), only 18,515 shares remain available for grant as restricted stock awards or stock options. By approving this 2008 Plan, our stockholders will enable us to continue to offer a more competitive compensation package in attracting and retaining highly qualified directors, officers and employees. In addition, the value of the stock options and other stock awards that we would grant under this 2008 Plan relates directly to the market price of our common stock. Continuing to utilize stock options and restricted stock to our compensation packages would link the financial interest of our directors, officers and employees with the financial interest of our stockholders.

If We Do Not Receive Stockholder Approval, We Will Not Implement the 2008 Plan

Applicable regulations do not permit us to implement an equity compensation plan without stockholder approval. If we do not receive this approval, it will not be possible for us to grant equity-based awards or stock options under the 2008 Plan. In this event, we expect that the Board of Directors will consider substituting other forms of compensation to assure that our compensation packages for directors, officers and employees are competitive with those of other publicly traded financial services companies in our market area.

Purpose of the Equity Incentive Plan

The purpose of the 2008 Omnibus Equity Plan of Silver State Bancorp is to promote the long-term financial success of Silver State Bancorp, increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Silver State Bancorp and enabling Silver State Bancorp and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Silver State Bancorp’s business depends.

Description of the 2008 Plan

Administration. The 2008 Plan will be administered by the Compensation Committee consisting of all members of the Board of Directors or, if designated by the Board of Directors, a committee comprised solely of “Disinterested Board Members.” In general, a Disinterested Board Member is a member of the Board of Directors who (1) is not a an officer or employee of Silver State Bancorp or Silver State Bank; (2) is not a former employee of Silver State Bancorp who receives compensation for prior services during the taxable year; (3) has not been an officer of Silver State Bancorp; (4) does not receive compensation from Silver State Bancorp or Silver State Bank other than for service as a director; and (5) does not have an interest in nor is engaged in a business relationship which would require disclosure under the SEC’s proxy solicitation rules. The Compensation Committee must consist of at least two Disinterested Board Members.

Stock Subject to the 2008 Plan. Silver State Bancorp intends to replace the existing 2006 Plan and has reserved 750,000 shares of common stock for issuance upon the exercise of options under the 2008 Plan with no more than 250,000 of these shares being able to be issued as restricted stock awards. Such shares may be authorized and unissued shares or shares previously issued that Silver State Bancorp has reacquired. The 18,515 shares not yet granted under the 2006 Plan as well as any shares subject to grants under any equity plans, including the 2006 Plan, which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall not be available for new grants. As of March 7, 2008, the aggregate fair market value of the shares reserved for issuance under the 2008 Plan was $6,750,000 based on the latest closing sales price per share of common stock of $9.00 on the NASDAQ Global Market on March 7, 2008.

Eligibility. The Compensation Committee alone shall decide which officers and employees will be granted awards, shall specify the types of awards granted to officers and employees, and shall determine the terms upon which awards are granted and may be earned. The Compensation Committee may establish different terms and conditions for each type of award granted to an officer or employee, for each officer or employee receiving the same type of award, and for the same officer or employee for each award the officer or employee receives, regardless of whether the awards are granted at the same or different times. The Compensation Committee shall have exclusive authority to determine whether an award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code Section 162(m) for performance-based compensation. Silver State Bancorp’s Board of Directors alone may grant to Directors nonqualified stock options and restricted stock under the 2008 Plan.

Terms and Conditions of Options. The Compensation Committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant options to purchase more than 125,000 shares to any one individual in any calendar year.

•

It may not grant a stock option with a purchase price that is less than the fair market value of a share of Silver State Bancorp’s common stock on the effective date of the stock option grant (i.e., the close of business on the third trading day following the release of Silver State Bancorp’s quarterly earnings).

•	It may not grant a stock option with a term that is longer than ten years.

•	It may not grant options with an effective date that is before the date that we receive stockholder approval for the 2008 Plan.

The Compensation Committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and the 2008 Plan.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, common stock of Silver State Bancorp already owned by the option holder, shares to be acquired by the option holder upon exercise of the option or in such other consideration as the Compensation Committee authorizes. Options may be transferred prior to exercise only on the death of the option holder.

Terms and Conditions of Restricted Stock Awards. The Compensation Committee may, in its discretion, grant awards of restricted stock to eligible individuals, up to a maximum of 250,000 shares. The Compensation Committee will determine at the time of the grant the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. In setting terms and conditions, it must not grant stock awards with an effective date that is before the date that we receive stockholder approval for the 2008 Plan.

Shares of our common stock that are subject to a restricted stock award may be held in trust for the benefit of the award recipient until vested and, when vested, are transferred from the fund to the award recipient. While the shares are held in the fund, the award recipient receives dividends and exercises voting rights. The Compensation Committee may also authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

Terms and Conditions of Performance Shares. The Compensation Committee, in its discretion, may grant performance shares to certain named executive officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code as well as employees of Silver State Bancorp who are not subject to the limitations of Section 162(m) of the Internal Revenue Code. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

1)	net earnings or net income (before or after taxes),

2)	earnings per share,

3)	deposit or asset growth,

4)	net operating income,

5)	return measures (including return on assets and equity),

6)	fee income,

7)	earnings before or after taxes, interest, depreciation and/or amortization,

8)	interest spread,

9)	productivity ratios,

10)	share price, including but not limited to growth measures and total stockholder return,

11)	expense targets,

12)	credit quality,

13)	efficiency ratio,

14)	market share,

15)	customer satisfaction, and

16)	net income after cost of capital.

The vesting of performance shares granted to employees who are not named executive officers may be based on one or more or any combination of the performance or on other factors the Compensation Committee considers relevant and appropriate. Different performance criteria may be applied to individual employees or to groups of employees and, as specified by the Compensation Committee, may be based on the results achieved (x) separately by Silver State Bancorp or any related entity, (y) by any combination of Silver State Bancorp and related entities, or (z) by any combination of segments, products, or divisions of Silver State Bancorp and related entities.

During the applicable period in which satisfaction of the performance criteria is to be determined, performance shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the performance criteria is to be determined and unless the award agreement provides otherwise, employees may not exercise voting rights associated with their performance shares and all dividends and other distributions paid on performance shares shall be held by Silver State Bancorp as escrow agent. At the end of the period in which satisfaction of the applicable performance criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the participant or forfeited, depending on whether the performance criteria is met. No interest or other accretion will be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of Silver State Bancorp common stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Silver State Bancorp common stock to which the dividend or distribution relates.

Terms and Conditions of Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs to employees at any time during the term of the 2008 Plan. The exercise price specified in the award agreement shall not be less than 100% of the fair market value of a share of Silver State Bancorp common stock on the effective date of grant (i.e., the close of business on the third trading day following the release of Silver State Bancorp’s quarterly earnings). SARs shall be exercisable according to the terms specified in the award agreement. A participant exercising an SAR shall receive whole shares of Silver State Bancorp common stock or cash (as determined in the award agreement) having a value equal to (a) the excess of (x) the fair market value of a share of Silver State Bancorp common stock on the exercise date over (y) the exercise price, multiplied by (b) the number of shares of Silver State Bancorp common stock for which the SAR is exercised. The value of any fractional share of Silver State Bancorp common stock produced by this formula shall be settled in cash.

Mergers and Reorganizations; Adjustments for Stock Dividends. The number of shares available under the 2008 Plan, the maximum limits on option grants to individual directors, officers and employees and to non-employee directors in the aggregate and the number of shares subject to outstanding options and awards will be adjusted to reflect any merger, consolidation or business reorganization in which Silver State Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Silver State Bancorp is not the surviving entity, outstanding options may be canceled so long as the option holder receives payment determined by the Board of Directors to be of a value equivalent to the value of the canceled options or awards.

Termination or Amendment of the Equity Incentive Plan

This 2008 Plan will be in effect for a ten-year period that will begin on the date of stockholder approval and will end on the tenth anniversary of the date of stockholder approval. The Board of Directors may suspend or terminate the 2008 Plan before then. It may also amend this 2008 Plan at any time and in any respect. Any amendment that would change the class of eligible officers and employees, increase the number of stock options or awards that may be granted to any person or in total or reduce the minimum option price must first be approved by our stockholders.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Silver State Bancorp and recipients of stock option grants and other awards under the 2008 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2008 Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

Federal Tax Consequences for Option Recipients. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not result in income that may increase taxable income, but will create an item of adjustment that may affect liability for alternative minimum tax. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising non-qualified stock options, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment under the 2008 Plan’s change in control provisions is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

Federal Tax Consequences of Options for Silver State Bancorp. When a non-qualified stock option is exercised, Silver State Bancorp may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment under the 2008 Plan’s change in control provisions is deductible as if it were the exercise of a non-qualified stock option. The Internal Revenue Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our Chief Executive Officer and certain other highly compensated executive officers. There is an exception to this limit for so-called “qualified performance-based compensation.” We have designed this 2008 Plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option. No executive of Silver State Bancorp or Silver State Bank currently receives compensation that would be rendered nondeductible by this limitation.

Tax Consequences of Restricted Stock and Other Stock Awards. The stock awards under the 2008 Plan do not result in federal income tax consequences to either Silver State Bancorp or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. Silver State Bancorp will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2008 Plan, such dividend amounts will also be included in the ordinary income of the recipient. Silver State Bancorp will be allowed to claim a deduction for compensation expense for this amount as well.

As noted above, Section 162(m) of the Internal Revenue Code limits Silver State Bancorp’s deductions for compensation in excess of $1 million per year for our Chief Executive Officer and certain other highly paid executive officers named in its proxy statement. Compensation amounts resulting from restricted stock awards will be subject to this deduction limitation if this amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1 million. No executive of Silver State Bancorp currently receives compensation subject to this limitation. We expect that the Compensation Committee will take these deduction limits into account in setting the size and the terms and conditions of restricted stock awards. However, the Compensation Committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to stock options and other stock awards that may be granted under the 2008 Plan. State and local tax consequences may also be significant.

Stock option and restricted stock awards under the 2008 Plan are discretionary and the Compensation Committee has not yet determined whom awards will be made to and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2008 Plan to any individual or group of individuals. The value of such options will be based on the stock price appreciation following the date of grant.

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	886,153	(1)	12.34	(2)	211,515
Equity compensation plans not approved by security holders	—		—		—
Total	886,153	(1)	12.34	(2)	211,515

(1)	The number of securities to be issued upon exercise of outstanding options, warrants and rights includes: 877,853 stock options and 8,300 shares of unvested restricted stock.
(2)	The weighted average exercise price does not take into account the 8,300 shares of unvested restricted stock, which have no exercise price.

The Board of Directors of Silver State Bancorp unanimously recommends that the stockholders vote “FOR” approval of the Silver State Bancorp 2008 Omnibus Equity Plan.

CORPORATE GOVERNANCE

We aspire to the highest standards of ethical conduct. In that spirit, we are committed to being a leader in corporate governance reform. In addition to our ongoing compliance with the Sarbanes-Oxley Act of 2002, or SOX, the rules of the NASDAQ Global Market and Nevada law, we continue to strive to follow high standards of corporate governance.

Independence of Directors

A majority of our Board of Directors are independent, as affirmatively determined by the Board consistent with the criteria established by the NASDAQ Global Market and as required by Silver State Bancorp’s Amended and Restated Code of Bylaws.

The Board of Directors has conducted an annual review of director independence. During this review, the Board of Directors considered transactions and relationships in the past three years between each director, or any member of his or her immediate family, and Silver State Bancorp and its subsidiaries, affiliates and equity investors, including those reported under “Certain Transactions with Members of our Board of Directors and Executive Officers” above. The Board of Directors also examined transactions and relationships between directors, or their affiliates, and members of senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors meet Silver State Bancorp’s general standard of independence: Mark Bosco, Brian Cruden, Alan Knudson, Andrew McCain, Craig McCall, Thomas Nicholson, Bryan Norby and Phillip Peckman. The remaining two directors were determined to be not independent for the following reasons: Corey Johnson is the Chief Executive Officer and the President of Silver State Bancorp; and Brian Collins, as the owner of two Nevada construction companies, has received indirect compensation exceeding the applicable threshold under NASDAQ Marketplace Rules from Silver State Bancorp in connection with the construction of several new bank branch office buildings for Silver State Bank.

In addition, in determining that Brian Cruden, Mark Bosco and Alan Knudson are each independent, the Board took into account certain relationships and transactions in which these directors have been involved in the past three years. With respect to Mr. Cruden, the Board considered that Mr. Cruden is the co-owner and president of an entity that acts as agent for the insurance companies that provide a substantial portion of the insurance coverage for Silver State Bancorp’s employee benefit programs, including medical, dental, life and disability insurance. In the year ended December 31, 2007, the entity with which Mr. Cruden is affiliated received approximately $80,000 in fees from the various insurance companies that provide coverage under our employee benefit programs. With respect to Mr. Bosco, the Board considered that Mr. Bosco is a partner at a law firm that provides some legal services to Choice Bank, as well as a large shareholder and majority shareholder of two companies that directly or indirectly provide real estate related services to Choice bank or its customers. In the year ended December 31, 2007, Mr. Bosco’s affiliated companies received an aggregate of approximately $66,220 in fees from Choice Bank or its customers. With respect to Mr. Knudson, the Board considered that Silver State Bancorp from time to time rents hotel rooms from hotels owned by the Knudson family. In the year ended December 31, 2007, the Knudson family hotels received an aggregate of approximately $15,700 in room rental fees from Silver State Bancorp. After considering the relationships and transactions described above, our Board of Directors concluded that Messrs. Cruden, Bosco and Knudson meet Silver State Bancorp’s independence requirements.

Lead Independent Director

The Board of Directors has created the position of lead independent director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board of Directors. The lead independent director also prepares the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board of Directors regarding the actions and recommendations of the independent directors. The independent members of the Board of Directors have designated Bryan S. Norby to serve in this position.

Continuing Corporate Governance Efforts

Silver State Bancorp’s Amended and Restated Code of Bylaws, among others things, defines who may be considered an “independent” director, establishes a mandatory retirement age for all directors, and requires the independent directors to meet periodically in executive session. In addition, Silver State Bancorp has Corporate Governance Guidelines and a Code of Ethics, each of which is available on our website at www.silverstatebancorp.com. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

Stockholder Communications with the Board

Stockholders of Silver State Bancorp may contact the Board of Directors, either individually or as a group, by writing to the Board of Directors, c/o Corporate Secretary, Silver State Bancorp, 170 South Green Valley Parkway, Henderson, Nevada, 89012. The Corporate Secretary will forward a copy of all written communications to each member of the Board of Directors.

Board Composition

In accordance with the terms of our Amended and Restated Articles of Incorporation, the terms of office of our directors are divided into three classes:

•	Class I, whose current term will expire at the annual meeting of stockholders to be held in 2010.

•	Class II, whose current term will expire at the annual meeting of stockholders to be held in 2008.

•	Class III, whose current term will expire at the annual meeting of stockholders to be held in 2009.

The Class I directors are Messrs. Norby, Nicholson and Johnson, the Class II directors are Messrs. McCall, Peckman and Collins, and the Class III directors are Messrs. Knudson, and Cruden. In addition, on February 20, 2008, the Board of Directors appointed Messrs. Bosco and McCain to the Board to serve until the 2008 Annual Meeting of Stockholders and recommended that Messrs. Bosco and McCain be re-elected by the stockholders at the 2008 Annual Meeting of Stockholders to serve until the annual meetings of stockholders to be held in 2009 and 2011, respectively, and, assuming re-election by the stockholders, appointed Mr. Bosco as a Class III director and Mr. McCain as a Class II director. At each of Silver State Bancorp’s annual stockholder meetings, the stockholders elect directors to fill the seats of the directors whose terms are expiring in that year. Silver State Bancorp, as sole stockholder of Silver State Bank and Choice Bank, elects the directors for each of its bank subsidiaries annually.

Meetings of the Board of Directors and Its Committees

During 2007, Silver State Bancorp’s Board of Directors held 17 meetings. No current director attended fewer than 75% of the total number of Board of Directors meetings and the total number of committee meetings of which such director was a member held during 2007.

Committees of the Board of Directors

Silver State Bancorp’s Board of Directors has established four standing committees:

•	the Compensation Committee;

•	the Nominating and Governance Committee;

•	the Audit Committee; and

•	the Executive Committee.

Information with respect to these committees is listed below. Silver State Bancorp may appoint additional committees of its Board of Directors in the future, including for purposes of complying with all applicable corporate governance rules of the NASDAQ Global Market.

Compensation Committee. The Compensation Committee currently consists of Messrs. Bosco, McCall, Nicholson and Norby, with Mr. McCall serving as Chairman. Mr. Bosco became a member of the Compensation Committee in February 2008. The Compensation Committee acts under a written charter adopted by Silver State Bancorp’s Board of Directors, which is available on Silver State Bancorp’s website at www.silverstatebancorp.com. This committee oversees Silver State Bancorp’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee may not delegate any of its powers, other than to subcommittees comprised entirely of members of the Compensation Committee. The Compensation Committee met nine times during 2007.

Our Amended and Restated Code of Bylaws requires that executive officer compensation be set by the Board of Directors, upon the recommendation of the Compensation Committee. As a NASDAQ Global Market listed company, we must observe governance standards that require executive officer compensation decisions to be made by the independent director members of our board or by a committee of independent directors. Consistent with these requirements, all members of the Compensation Committee have been determined by the Board to be independent of Silver State Bancorp and meet the definition of “independent director” in Rule 4200(a)(15) of the NASDAQ Global Market’s Marketplace Rules.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Messrs. Bosco, Cruden Knudson and Peckman. Mr. Peckman serves as Chairman. Mr. Bosco became a member of the Nominating and Governance Committee in February 2008. All members of the Nominating and Governance Committee have been determined by the Board to be independent of Silver State Bancorp and meet the definition of “independent director” in Rule 4200(a)(15) of the NASDAQ Global Market’s Marketplace Rules. The Nominating and Governance Committee acts under a written charter adopted by Silver State Bancorp’s Board of Directors, a copy of which is available on Silver State Bancorp’s website at www.silverstatebancorp.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance, including developing and monitoring implementation of Silver State Bancorp’s Corporate Governance Guidelines. In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors for the boards of directors of Silver State Bancorp and its subsidiaries and recommends to the Board of Directors candidates for election as directors, as well as recommends to the Board the composition of each committee of the Board.

The Nominating and Governance Committee employs a variety of methods for identifying and evaluating nominees for director of Silver State Bancorp. The Nominating and Governance Committee will review the performance of Silver State Bancorp’s current members up for reelection to determine if they should stand for reelection. If a determination is made that a current Board member will not be recommended by the Nominating and Governance Committee for reelection, due to no longer satisfying the minimum qualifications, the age limitations or otherwise, the Nominating and Governance Committee will conduct a search for individuals qualified to become members of Silver State Bancorp’s Board of Directors, unless the Board of Directors decides to reduce the size of the Board. The Nominating and Governance Committee will also evaluate director nominations by stockholders that are submitted in accordance with the procedural and informational requirements set forth in Silver State Bancorp’s Amended and Restated Code of Bylaws and described herein under “Notice of Business to be Conducted at Annual Meeting.”

Silver State Bancorp’s Corporate Governance Guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and stockholder nominees, are evaluated in the same manner. The Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and generally should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director. Other criteria that will be considered include expertise currently desired on the Board of Directors, geography, finance or financial service industry experience, and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine if they meet Silver State Bancorp’s standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

Directors of Silver State Bancorp may not serve on the board of more than two other public companies and may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which Silver State Bancorp or any of its affiliated entities has operations while serving as a director of Silver State Bancorp. The Nominating and Governance Committee met six times during 2007.

Audit Committee. The Audit Committee consists of Messrs. McCain, McCall and Norby, each of whom have been determined by the Board to be independent of Silver State Bancorp and meet the definition of “independent director” in Rule 4200(a)(15) of the NASDAQ Global Market’s Marketplace Rules and Rule 10A-3 of the Exchange Act. Mr. McCain became a member of the Audit Committee in February 2008. Mr. Norby serves as Chairman of the Audit Committee. In addition, Silver State Bancorp’s Board of Directors has determined that Mr. Norby is an “audit committee financial expert,” as defined by the rules and regulations of the SEC.

The Audit Committee acts under a written charter adopted by Silver State Bancorp’s Board of Directors, a copy of which is available on Silver State Bancorp’s website at www.silverstatebancorp.com. The Audit Committee is primarily responsible for: monitoring the integrity of Silver State Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and public disclosure of financial information; monitoring the independence and performance of Silver State Bancorp’s independent auditor and internal auditing department; and maintaining free and open communication between the Audit Committee, the independent auditor, management, the internal auditing department, and the Board of Directors. The Audit Committee met 16 times during 2007.

Executive Committee. The Executive Committee consists of Messrs. Johnson, McCall, Nicholson, Norby and Peckman. The Executive Committee exercises certain powers of the Board of Directors in the management of the business and affairs of Silver State Bancorp, if necessary, between meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, Messrs. Norby, McCall and Nicholson served on the Compensation Committee. There were no interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Silver State Bancorp and corporations with which such persons are affiliated.

Compensation Committee Report

The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Silver State Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Silver State Bancorp

Compensation Committee

Craig A. McCall, Chair

Bryan S. Norby, Member

Thomas T. Nicholson, Member

Mark S. Bosco, Member

COMPENSATION DISCUSSION AND ANALYSIS

Private Securities Litigation Reform Act Safe Harbor Statement

This Compensation Discussion and Analysis contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider” “should,” “plan,” “estimate,” “predict,” “continue,” “probable” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to estimates with respect to the financial condition, results of operations and business of Silver State Bancorp. These factors include, but are not limited to:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among the financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;

•	changes in deposit flows, loan demand or real estate values may adversely affect our business;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•

general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

•	legislative or regulatory changes may adversely affect our business;

•	applicable technological changes may be more difficult or expensive than we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate;

•	litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate;

•	the risks associated with continued diversification of assets and adverse changes to credit quality;

•	difficulties associated with achieving expected future financial results;

•	the risk of an economic slowdown that would adversely affect credit quality and loan originations; and

•	changes in prevailing compensation practices.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. We do not intend to update any of the forward-looking statements after the date of the Proxy Statement that includes this Compensation Discussion and Analysis or to conform these statements to actual events.

Introduction

In this Compensation Discussion and Analysis we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement, under the heading “Executive Officer Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2007 to Corey L. Johnson, our President and Chief Executive Officer, Michael J. Threet, our Chief Operating Officer and Chief Financial Officer, Calvin D. Regan, the President of Silver State Bank, Douglas E. French, our Executive Vice President and Thomas J. Russell, our Chief Credit Officer, referred to as our “named executive officers,” or “NEOs”.

Compensation Committee

The Compensation Committee assesses the structure of the management team and the overall performance of Silver State Bancorp. It is responsible for making recommendations to the Board of Directors regarding executive compensation, incentive compensation awards and grants of equity awards. All members of the Compensation Committee have been determined by the Board to be independent of Silver State Bancorp and meet the definition of independence in Rule 4200(a) (15) of the NASDAQ Global Market Marketplace Rules.

The Compensation Committee endeavors to maintain executive compensation that is fair, reasonable and consistent with Silver State Bancorp’s size and the compensation practices of its competitors within the financial services industry. The goal of the Compensation Committee is to attract, develop and retain high caliber executives who are capable of optimizing Silver State Bancorp’s performance for the benefit of its stockholders.

The Chief Executive Officer provides information to the Compensation Committee about individual performance assessments for each of the other NEOs, after reviewing the analysis and supporting data received from Clark Consulting, an outside consulting group, and expresses to the Compensation Committee his view on the appropriate levels of compensation for the other NEOs for the ensuing year. For 2007, the Chief Executive Officer’s recommendations were followed by the Compensation Committee.

The Chief Executive Officer participates in Compensation Committee discussions solely in an informational and advisory capacity and does not have a vote in the Compensation Committee’s decision-making process. The Chief Executive Officer does not attend those portions of the Compensation Committee meetings during which his performance is evaluated or his compensation is determined.

The compensation of named executive officers is made up of many components, consisting of base salary, short-term bonus incentives, equity plans which provide for the grant of stock options and restricted stock awards as well as a 401(k) plan. In addition, the NEOs are provided with general fringe benefits consisting of enhanced medical and dental insurance, group term life insurance, disability insurance and employee assistance programs, tax gross-ups for insurance coverage under bank-owned life insurance, automobile-related benefits, country club dues and gym memberships.

Base Salary

We pay base salaries in order to provide executive officers with sufficient, regularly-paid income and to attract, recruit and retain executives with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities. When establishing the 2007 base salaries, the Compensation Committee hired a consultant, Clark Consulting, to provide recommendations based on compensation data compiled by Clark Consulting derived from public filings with the SEC. The outside consultant blended several data categories from these sources to reflect Silver State Bank’s asset size, geographical location and performance in order to produce a custom peer group consisting of the eighteen following publicly traded banks and bank holding companies: West Coast Bancorp, CoBiz Financial Inc., Capital Corp of the West, Vineyard National Bancorp, Farmers & Merchants Bancorp, Sierra Bancorp, Cascade Bancorp, Cascade Financial Corporation, Heritage Commerce Corp, Pacific Mercantile Bancorp, PremierWest Bancorp, Community Bancorp, Temecula Valley Bancorp Inc., Washington Banking Company, Alliance Bancshares California, First Regional Bancorp, United Security Bancshares and San Joaquin Bancorp. The consultant then presented the Compensation Committee with recommendations and salary ranges to use for establishing executive pay. The Compensation Committee takes into account the data provided by the consultant, the achievement of Silver State Bancorp’s strategic plan and goals for the prior year (consisting primarily of growth in the areas of return on equity, return on assets, credit quality, implementation of corporate strategy and loan growth), and the contribution of the NEOs towards meeting those goals consistent with each NEO’s role within the organization with no particular factor weighed more heavily than any other in determining base salary. The Compensation Committee also reviews Silver State Bancorp’s financial performance, focusing on our return on equity, return on assets, credit quality, implementation of corporate strategy and loan growth, and takes into account its own personal knowledge of the standards of living within the community to establish a base salary for its NEOs. In light of the foregoing and our exceptional performance as compared to the custom peer group, the Compensation Committee has benchmarked NEO compensation somewhat below the seventy-fifth (75th) percentile of the peer group NEO compensation.

Bonus Plan

Our annual bonus program is designed to link awards to our strategic and operating objectives, which have historically focused on the areas of return on equity, return on assets, credit quality, implementation of corporate strategy and loan growth. The goal of the 2008 Plan is to have long-term viability and to be attractive to new hires and help retain current employees. For purposes of the annual bonus, each named executive officer is evaluated on their contribution to these corporate performance measures at year-end. The Compensation Committee reviews these goals and recommends bonuses based on their achievement to the Board of Directors for final approval on an annual basis.

For purposes of determining the amount of any bonus, actual performance for the relevant year is compared to a sliding scale of performance measures to determine the level of bonuses awarded, if any, to each NEO. Target bonuses for the NEOs are established according to formulas comprised of certain percentages of the NEO’s base salary. One component of the bonus allocation is in the discretion of the Compensation Committee which is based upon the bonus amount needed to bring total cash compensation paid to each NEO between approximately the 50th and 75th percentile of total cash compensation paid to persons with similar job functions as the particular NEO within the same peer group of similar publicly traded banks and bank holding companies as discussed above under “Compensation Discussion and Analysis–Base Salary.” For 2007, bonuses were awarded based on performance in the areas of return on equity, return on assets, credit quality, implementation of corporate strategy and loan growth with the bonus amount being weighted as a percentage of base salary as follows for each named executive officer: Mr. Johnson – return on equity: 15%, return on assets: 15%, credit quality: 10%, implementing corporate strategy: 20% and discretion of the Compensation Committee: 40%; Mr. Threet – return on equity: 20%, return on assets: 20%, implementing corporate strategy: 20% and discretion of the Compensation Committee: 40%; Mr. Regan – return on equity: 15%, return on assets: 15%, credit quality: 20%, loan growth: 15% and discretion of the Compensation Committee: 35%; Mr. French – return on equity: 15%, return on assets: 15%, credit quality: 20%, loan growth: 15% and discretion of the Compensation Committee: 35%; and Mr. Russell – return on equity: 15%, return on assets: 15%, implementing corporate strategy: 30% and discretion of the Compensation Committee: 40%. This percentage target for total cash compensation was selected because our performance was in the top 25th percentile within the peer group on the performance measures of asset growth, return on equity and return on assets for fiscal 2006 as well as the anticipated levels for fiscal 2007. It is the general policy of the Compensation Committee not to adjust the bonuses awarded, but the Compensation Committee does have the discretion to make adjustments and will do so if unusual or unanticipated circumstances occur. To date, the Compensation Committee has not utilized its discretion to make adjustments to any bonus payments.

Mr. French is also compensated on the basis of commissions derived from fee income on loans that he originates (with the approval for such loan originations and fees controlled by persons other than Mr. French). The use of commissions as part of Mr. French’s compensation reflects his role as one of our leading loan originators and the general market custom of compensating loan origination officers on the basis of commissions. Mr. French receives commissions based on 10% of the loan fees generated, which rate we believe to be customary. This commission rate is paid to all loan officers of Silver State Bank.

Equity Compensation Plans

The 1997 Executive Stock Option Plan and 1997 Stock Option Plan were approved by our stockholders on April 29, 1998. The 1998 Stock Option Plan was approved by our stockholders on April 29, 1998. The 2004 Stock Option Plan was approved by our stockholders on April 28, 2004 and an amendment to the 2004 Plan was approved by our stockholders on December 21, 2005. The 2006 Omnibus Equity Plan, which provides for the award of stock options and restricted stock, was approved by our stockholders on September 20, 2006. The purpose of each plan is to promote the growth and profitability of Silver State Bancorp, to provide an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide participants with an equity interest in Silver State Bancorp, so that their interests are aligned with stockholder interests. This approach is designed to provide incentives to increase stockholder value over the long term since the full benefit of this component of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Further information on awards granted to named executive officers is available in the section titled “Equity Compensation Plans” within this proxy statement.

On July 30, 2007, Messrs. Johnson, Regan, Threet and Russell were each granted 10,000 incentive stock options which will vest 50% per year on the anniversary date of the grant. These option grants were made pursuant to the 2006 Omnibus Equity Plan in recognition of the significant contributions of these officers towards the completion of Silver State Bancorp’s initial registered public offering on July 23, 2007.

Employment Agreements

Silver State Bancorp or Silver State Bank, as applicable, has entered into employment agreements with Messrs. Johnson, Threet, Regan and Russell in order to secure their services in their respective positions with Silver State Bancorp and Silver State Bank. These agreements each have a term of three years and renew automatically each year.

We entered into these agreements with the intent to assure stockholders of management continuity. We also established these agreements to maintain quality leadership for the organization. The Compensation Committee wanted to protect the interest of our named executive officers so that, in the event that a change in control or a merger/acquisition opportunity arose, the named executive officers who have entered into the contracts would be motivated to act solely in the best interests of the institution rather than potentially being distracted by personal concerns and interests. The details of these agreements are discussed in further detail under the heading “Employment Agreements” elsewhere in this proxy statement.

All Other Compensation

All other compensation for NEOs includes employer provided 401(k) contributions, insurance premiums, tax gross-ups for insurance coverage under bank-owned life insurance, automobile-related benefits, country club dues and gym memberships which we believe are important to the provision of a competitive compensation package to retain the NEOs.

Interrelationship of Compensation Elements

The various elements of the compensation package are not formulaically inter-related. However, as noted above, the Compensation Committee may use the discretion component of the bonus allocations to adjust for situations where the NEOs’ individual compensation levels would not otherwise be in line with that of the peer group metrics.

Other Matters

While we believe that it is important that our directors, officers and employees own shares of Silver State Bancorp’s common stock, and all of the directors and executive officers own common stock, we do not have equity or security ownership requirements or guidelines for executive officers. This is primarily because we believe the current NEOs’ interests are sufficiently aligned with the stock performance of Silver State Bancorp through current holdings of vested stock options. For our director security ownership requirements see “Corporate Governance — Director Qualifications.”

The Compensation Committee does take into account the impact of accounting and tax treatments when setting compensation; however, it is not a primary consideration in the decision-making process.

Compensation Decision-Making Policies and Procedures

Decision-Making and Policy-Making. Our Amended and Restated Code of Bylaws requires that executive officer compensation be set by the Board of Directors upon the recommendation of the Compensation Committee to which decision-making authority has been delegated. In addition, consistent with the NASDAQ Global Market Marketplace Rules, we observe governance standards that require executive officer compensation decisions to be made by the independent director members of our board or by a committee of independent directors. Consistent with these requirements, our Board of Directors has established a Compensation Committee all of whose members are independent directors.

The Compensation Committee has been delegated authority by our board to oversee executive compensation by evaluating and recommending to the Board of Directors approval of Silver State Bancorp’s and its subsidiaries’ compensation, employment arrangements and benefit programs and plans. We have established a Compensation Committee Charter which annually reviews compensation of its executive officers based on annual base salary level, any annual incentive or performance-based compensation, any employment agreements, severance arrangements and change in control agreements, any perquisites or other in-kind benefits, and any other special or supplemental benefits.

The Compensation Committee meets at least two times a year. It considers the expectations of the Chief Executive Officer with respect to his own compensation based on the corporate goals and objectives and the Chief Executive Officer’s performance in light of these goals and objectives.

Use of Outside Advisors and Survey Data. The Compensation Committee uses its own criteria coupled with custom peer group comparative data prepared by Clark Consulting in order establish the compensation plans and programs and associated compensation levels of the Chief Executive Officer as well as the other named executive officers. The custom peer group utilized consists of 18 publicly traded banks and bank holding companies.

Executive Officer Compensation

The table below sets forth the compensation of each of our named executive officers for both 2006 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Corey L. Johnson,	2007	350,770	400,000	16,643	—	25,219	792,632
Director, President & Chief Executive Officer	2006	222,576	350,126	—	—	27,582	600,284

Michael J. Threet,	2007	230,693	315,000	16,643	—	19,949	582,285
Chief Operating and Chief Financial Officer	2006	163,419	250,126	—	—	20,671	434,216

Calvin D. Regan,	2007	275,538	350,000	16,643	—	18,762	660,943
President of Silver State Bank	2006	201,837	300,126	—	—	24,341	526,304

Douglas E. French,	2007	230,462	175,000	—	231,658	15,244	652,364
Executive Vice President	2006	151,626	100,126	—	338,584	13,951	604,287

Thomas J. Russell	2007	155,230	150,000	16,643	—	5,367	327,240
Chief Credit Officer	2006	135,536	100,126	—	—	6,647	242,309

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to employee 401(k) and profit sharing plans.
(2)	Represents the compensation cost recognized for the fiscal 2007 for options to purchase shares of Silver State Bancorp common stock outstanding to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the 2007 Annual Report on Form 10-K. No compensation cost was recognized for fiscal 2006 since no stock-based awards were granted to named executive officers in 2006 and all previously granted options were fully expensed in prior years.
(3)	Represents amounts earned for services rendered during the fiscal year as commissions consisting of 10% of the fee income on loan originations, whether or not actually paid during such fiscal year.
(4)	The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figures shown are comprised of the following amounts:

	Mr. Johnson		Mr. Threet		Mr. Regan		Mr. French		Mr. Russell
	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007
Insurance Coverage Under Bank-Owned Life Insurance	$2,998	$3,230	$345	$352	$315	$333	$411	$444	$645	$717
Automobile-Related Benefits	$3,626	$7,189	$2,847	$1,943	$5,151	$4,423	—	—	—	—
Country Club Dues and Gym Memberships	$7,540	$8,050	$7,766	$10,904	$6,875	$6,383	$7,540	$8,050	—	—
Employer 401(k) Contributions	$13,418	$6,750	$9,713	$6,750	$12,000	$7,623	$6,000	$6,750	$6,002	$4,650

In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Employment Agreements

Silver State Bancorp or Silver State Bank, as applicable, has entered into employment agreements with Messrs. Johnson, Threet, Regan and Russell in order to secure their services in their respective positions with Silver State Bancorp and Silver State Bank. The employment agreements are for a period of three years for each of these executives and the agreements extend automatically each year unless the board of directors determines not to extend the term. For 2008, the Board has set the minimum annual salaries of Messrs. Johnson, Threet, Regan and Russell at $400,000, $275,000, $310,000 and $170,000, respectively, which will be adjusted annually for cost of living increases. The employment agreements provide for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of Silver State Bancorp and Silver State Bank.

The Board of Directors may terminate the employment agreements at any time with or without cause. However, termination without cause or following a change in control of Silver State Bancorp or Silver State Bank would subject Silver State Bancorp and Silver State Bank to liability for severance benefits. In the event of a termination without cause, each executive would be entitled to the payment of salary and annual bonus for the remaining unexpired term of the agreement. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material change or reduction in the executive’s position, authority, duties or responsibilities; a reduction in salary unless such salary reduction is part of an employer-wide reduction applied uniformly to all officers; a reduction of bonus, incentive or compensation award opportunities unless such reduction is part of an employer-wide reduction applied uniformly to all officers or a termination of any such plan in which participants are treated disparately with respect to the termination; involuntary relocation of the executive’s place of employment to a location more than 30 miles from his current place of employment; or any material breach of the employment agreement by Silver State Bancorp or Silver State Bank. Change in control for purposes of the agreement occurs when (i) any person becomes the beneficial owner of 25% or more of the voting shares of Silver State Bancorp’s outstanding securities; (ii) a reorganization, merger, or consolidation occurs other than one in which at least 51% of the equity ownership interest and voting securities are held in substantially the same relative proportions as held prior to the transaction; (iii) a complete liquidation or dissolution of Silver State Bancorp or Silver State Bank; or (iv) a corporate transaction in which a majority of the Board of Directors following the transaction is not constituted by individuals who were directors before such transaction. The employment agreements provide for non-competition and non-solicitation provisions for a period of one year following termination of employment other than following a change in control.

In the event severance is payable following a change in control (using the same criteria discussed above), each executive would be paid a lump sum amount equal to three times the executive’s annual salary and bonus. If the change in ownership or control is experienced, as contemplated under Section 280G of the Internal Revenue Code, the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments with such payments being non-deductible to the payor. Under the employment agreements, the severance benefits would be limited to ensure that no part of these severance benefits would be subject to such excise tax or loss of deduction. It is currently estimated that if a change in control had occurred on December 31, 2007 and severance was triggered for each of the executives, the following lump sum payments would have been due: Mr. Johnson — $2,100,000; Mr. Threet — $927,513; Mr. Regan — $1,638,044; and Mr. Russell — $496,833.

In the event severance was payable following a termination without cause or for good reason on December 31, 2007, the following lump sum payments would have been due: Mr. Johnson — $2,100,000; Mr. Threet — $1,440,000; Mr. Regan — $1,725,000; and Mr. Russell — $765,000.

Equity Compensation Plans

Long-term incentives are provided to the NEOs, employees and directors through awards made under the equity plans established by Silver State Bancorp from time to time. All salaried employees and directors are eligible to be granted awards under the equity plans. On September 20, 2006, stockholders of Silver State Bancorp approved the 2006 Omnibus Equity Plan or, the 2006 Plan. The 2006 Plan authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and performance share cash only awards. The 2006 Plan authorized the issuance of 579,810 shares of Silver State Bancorp common stock, representing the total number of shares remaining available for stock option grants under Silver State Bancorp’s 1997 Stock Option Plan, 1998 Stock Option Plan, and 2004 Stock Option Plan. With the approval of the 2006 Plan, no additional awards will be granted under the 1997, 1998, and 2004 plans. However, all awards under the 2006 Plan, 2004 Plan, 1998 Plan and 1997 Plan (collectively referred to as the “Equity Plans”) will continue to be governed by the terms of the respective Equity Plans until such awards expire pursuant to their terms. The aggregate number of shares underlying awards granted to any participant in a single year under the 2006 Plan may not exceed 125,000. As of February 29, 2008, the total number of awards remaining to be granted under the 2006 Plan was 18,515. The Equity Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code and “non-qualified stock options.” In addition, the 2006 Plan may grant restricted stock awards and performance-based restricted stock awards. The Equity Plans are administered by the Compensation Committee, which has the authority to select the employees and directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plans.

No option issued under the Equity Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Internal Revenue Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of Silver State Bancorp unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

Silver State Bancorp will receive no monetary consideration for the granting of awards under the Equity Plans. Upon the exercise of options, Silver State Bancorp receives payment from optionees in exchange for shares issued. During the last fiscal year, Silver State Bancorp did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the Equity Plans, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Silver State Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event where Silver State Bancorp determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and Silver State Bancorp is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

The following table sets for information regarding plan-based awards granted to the named executive officers of Silver State Bancorp during the last fiscal year.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Corey L. Johnson	7/30/07	—	10,000	18.71	79,900
Michael J. Threet	7/30/07	—	10,000	18.71	79,900
Calvin D. Regan	7/30/07	—	10,000	18.71	79,900
Douglas E. French	—	—	—	—	—
Thomas J. Russell	7/30/07	—	10,000	18.71	79,900

The following tables set forth information regarding stock options and similar equity compensation grants outstanding at December 31, 2007, whether granted in 2007 or earlier, including awards that have been transferred other than for value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards
Name	Number of Shares Underlying Unexercised Options Exercisable		Number of Shares Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
Corey L. Johnson	—		10,000	(2)	18.71	07/30/17
Michael J. Threet	57,500 —	(1)	— 10,000	(2)	7.65 18.71	07/22/14 07/30/17
Calvin D. Regan	—		10,000	(2)	18.71	07/30/17
Douglas E. French	—		—		—	—
Thomas J. Russell	32,500 —	(1)	— 10,000	(2)	7.65 18.71	07/22/14 07/30/17

(1)	This award was issued pursuant to the 2004 Plan on July 22, 2004 and is currently 100% vested.
(2)	This award was issued pursuant to the 2006 Omnibus Equity Plan on July 30, 2007 and vests in two equal installments beginning on July 30, 2008.

The following table sets forth the option awards that were exercised by the named executive officers during the last fiscal year.

2007 OPTION EXERCISES TABLE

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)
Corey L. Johnson	—	—
Michael J. Threet	—	—
Calvin D. Regan	—	—
Douglas E. French	—	—
Thomas Russell	50,000	368,500

(1)	The figures shown include the amount realized during the fiscal year upon exercise of vested stock options by the named individual, based on the closing sales price for a share of our common stock on the exercise date. Unexercised stock options may not be transferred for value.

Director Compensation

Fee Arrangements. The composition of the boards of directors of Silver State Bank and Silver State Bancorp are identical. To date, Silver State Bank has compensated its directors for their services. Silver State Bancorp does not pay any additional compensation to its directors. We expect to continue this practice until we have a business reason to establish separate compensation programs. Until then, we expect Silver State Bancorp to reimburse Silver State Bank for a part of the compensation paid to each director that is proportionate to the amount of time which he or she devotes to performing services for Silver State Bancorp. Silver State Bank pays a fee to each of its non-management directors for attendance at each board meeting of Silver State Bancorp or Silver State Bank and each meeting of a committee of which they are members. A single fee is paid when Silver State Bancorp and Silver State Bank hold joint board or committee meetings.

The following table sets forth director compensation for 2007.

Silver State Bancorp/Bank	2007
Number of Directors	8
Outside Director	$15,000 annual retainer
Board Chairman	$5,000 annual retainer
Audit Comm. Chairman	$2,000 annual retainer
Committee Chairman	$1,000 annual retainer
Meeting Compensation	$1,000 per Board Meeting attended $500 per other meeting attended

Director Benefit Plans. The directors of Silver State Bancorp and its banking subsidiaries are entitled to participate in the Equity Plans described above.

The following table sets forth information regarding compensation earned by the non-employee directors of Silver State Bancorp during the last fiscal year.

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Brian M. Collins	32,000	—	—	32,000
Brian W. Cruden	30,000	—	—	30,000
Alan Knudson	33,000	—	—	33,000
Craig McCall	43,500	—	—	43,500
Thomas Nicholson	36,500	—	—	36,500
Bryan S. Norby	50,500	—	—	50,500
Phillip C. Peckman	35,000	—	—	35,000

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	During the fiscal year, there were no options granted to directors to purchase shares of Silver State Bancorp common stock.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of Silver State Bancorp does not know of any other matters to be brought before the stockholders at the annual meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

ADDITIONAL INFORMATION

Notice of Business to Be Conducted at Annual Meeting

The Amended and Restated Code of Bylaws of Silver State Bancorp provide for an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to our Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an Annual Meeting of Stockholders, ninety (90) days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an Annual Meeting of Stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Silver State Bancorp with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder’s notice to the Secretary shall set forth such information as required by the Amended and Restated Code of Bylaws of Silver State Bancorp. Nothing in this paragraph shall be deemed to require Silver State Bancorp to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received. See “Date For Submission of Stockholder Proposals.”

Date for Submission of Stockholder Proposals

Any stockholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2009 Annual Meeting of Stockholders must be received by us by November 21, 2008, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Silver State Bancorp to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act.

Annual Report to Stockholders

A copy of the 2007 Annual Report to Stockholders, including the consolidated financial statements prepared in conformity with U.S. generally accepted accounting principles, for the fiscal year ended December 31, 2007 accompanies this proxy statement. The consolidated financial statements have been audited by McGladrey & Pullen, LLP, whose report appears in the 2007 Annual Report. The 2007 Annual Report to Stockholders includes a copy of Silver State Bancorp’s Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Stockholders may obtain, free of charge, an additional copy of the Annual Report on Form 10-K by writing to Michael J. Threet, Silver State Bancorp, Silver State Bancorp’s Chief Financial Officer and Chief Operating Officer, 170 South Green Valley Parkway, Henderson, Nevada, 89012 or by calling (702) 433-8300. The Annual Report on Form 10-K is also available on Silver State Bancorp’s website at www.silverstatebancorp.com and on the Securities and Exchange Commission’s website at www.sec.gov.

By Order of the Board of Directors,

Michael J. Threet
Chief Financial Officer, Chief Operating Officer and Corporate Secretary

Henderson, Nevada

March 21, 2008

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING

PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR, IF YOU PREFER,

VOTE BY USING THE TELEPHONE OR INTERNET.

Appendix A

2008 OMNIBUS EQUITY PLAN

SILVER STATE BANCORP

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of this 2008 Omnibus Equity Plan of Silver State Bancorp is to promote the long-term financial success of Silver State Bancorp, increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Silver State Bancorp and enabling Silver State Bancorp and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Silver State Bancorp’s business depends.

1.2 Effective Date. This Plan shall be effective when it is adopted by Silver State Bancorp’s Board of Directors and thereafter approved by the affirmative vote of Silver State Bancorp stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code section 422 and Treasury Regulation section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by Silver State Bancorp’s Board of Directors. Subject to Article 12, the Plan shall continue until the tenth anniversary of the date it is approved by Silver State Bancorp’s Board of Directors.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1 Award means a grant of (a) the right under Article 6 to purchase Silver State Bancorp common stock at a stated price for a specified period of time (an “Option”), which Option may be (x) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code section 422, and is not later modified in a manner inconsistent with Internal Revenue Code section 422 or (y) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, or (b) Restricted Stock, meaning a share of Silver State Bancorp common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of Silver State Bancorp common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8, or (d) a Stock Appreciation Right or “SAR,” meaning an Award granted under Article 9 and consisting of the potential appreciation of the shares of Silver State Bancorp common stock underlying the Award.

2.2 Award Agreement means the written or electronic agreement between Silver State Bancorp and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3 Covered Officer means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code section 162(m) as of the last day of any calendar year.

2.4 Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of Silver State Bancorp’s Board of Directors, a member of the Board of Directors of a Related

Entity, or a member of the governing body of any unincorporated Related Entity. For purposes of applying this definition, a Director’s status will be determined as of the date an Award is made to him or to her.

2.5 Employee means any person who, on any applicable date, is a common law employee of Silver State Bancorp or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee of Silver State Bancorp for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan.

2.6 Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.7 Fair Market Value means the value of one share of Silver State Bancorp common stock, determined according to the following rules: (x) if Silver State Bancorp common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if Silver State Bancorp common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith and, for Incentive Stock Options, consistent with the rules prescribed under Internal Revenue Code section 422.

2.8 Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.9 Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.

2.10 Plan means this 2008 Omnibus Equity Plan of Silver State Bancorp, as amended from time to time.

2.11 Plan Committee means a committee of Silver State Bancorp’s Board of Directors consisting entirely of individuals (a) who are outside directors as defined in Treasury Regulation section 1.162-27(e)(3)(i), (b) who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) who do not receive remuneration from Silver State Bancorp or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation section 1.162-27(e)(3), and (d) who are independent directors within the meaning of rules of The Nasdaq Stock Market, Inc. The Plan Committee shall consist of at least three individuals.

2.12 Related Entity means an entity that is or becomes related to Silver State Bancorp through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Treasury Regulation section 1.409A-1(g) and any successor to those regulations.

2.13 Silver State Bancorp means Silver State Bancorp, a Nevada corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 11), the term Silver State Bancorp also means any corporation or entity that is a successor to Silver State Bancorp or substantially all of its assets and that assumes the obligations of Silver State Bancorp under this Plan by operation of law or otherwise.

ARTICLE 3

PARTICIPATION

3.1 Awards to Employees. Consistent with the terms of the Plan and subject to Section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee, for each Employee receiving the same type of Award, and for the same Employee for each Award the Employee receives, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code section 162(m) for performance-based compensation.

3.2 Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.3, Silver State Bancorp’s Board of Directors alone may grant to Directors Nonqualified Stock Options under Section 6.1 and Restricted Stock under Section 7.1.

3.3 Conditions of Participation. By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee, and (y) that the Plan Committee (or Silver State Bancorp’s Board of Directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1 Duties. The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, Silver State Bancorp’s Board of Directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect Silver State Bancorp’s and Related Entities’ interests. Consistent with the Plan’s objectives, Silver State Bancorp’s Board of Directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of Silver State Bancorp’s Board of Directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2 Delegation of Duties. In its sole discretion, Silver State Bancorp’s Board of Directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. If Silver State Bancorp becomes subject to the deduction limitations of Internal Revenue Code section 162(m), neither Silver State Bancorp’s Board of Directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of section 162(m).

4.3 Award Agreement. As soon as administratively practical after the date an Award is made, the Plan Committee or Silver State Bancorp’s Board of Directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall –

(a) describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b) state the Exercise Price, if any, associated with the Award,

(c) state how the Award will or may be settled,

(d) if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award may be exercised or earned, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (z) any other applicable terms and conditions affecting the Award.

4.4 Restriction on Repricing. Regardless of any other provision of this Plan or an Award Agreement, neither Silver State Bancorp’s Board of Directors nor the Plan Committee may reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by Silver State Bancorp’s stockholders acting at a meeting.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1 Number of Authorized Shares of Stock. With any adjustments required by section 5.4, the maximum number of shares of Silver State Bancorp common stock that may be subject to Awards under this Plan is 750,000, consisting of shares authorized to be granted under Silver State Bancorp’s 2006 Omnibus Equity Plan, that are not subject to outstanding awards under that plan on the date this Plan becomes effective under section 1.2, but excluding any shares subject to awards issued under Silver State Bancorp’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2004 Stock Option Plan or 2006 Omnibus Equity Plan that are subsequently forfeited under the terms of those plans. However, if this Plan is not approved by Silver State Bancorp’s stockholders, Silver State Bancorp’s 2006 Omnibus Equity Plan shall be unaffected and shall remain in effect for the remaining term specified in that plan. The shares of Silver State Bancorp common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.

5.2 Award Limits and Annual Participant Limits. (a) Award Limits. Of the shares authorized under section 5.1, up to 250,000 may be reserved for issuance of Restricted Stock.

(b) Annual Participant Limits. The aggregate number of shares of Silver State Bancorp common stock underlying Awards granted under this Plan to any Participant in any Plan Year (including but not limited to Options and SARs), regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 125,000 shares. This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code section 162(m)(4)(C). As used in this Plan, the term “Plan Year” means Silver State Bancorp’s fiscal year.

5.3 Share Accounting. (a) As appropriate, the number of shares of Silver State Bancorp common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of Silver State Bancorp common stock subject to any outstanding Award, including the full number of shares underlying SARs.

(b) As appropriate, the number of shares of Silver State Bancorp common stock available for Awards under this Plan shall be absolutely reduced by (x) the number of shares of Silver State Bancorp common stock issued through Option exercises, (y) the number of shares of Silver State Bancorp common stock issued because of satisfaction of the terms of an Award Agreement for Performance Shares or Restricted Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of Silver State Bancorp common stock, and (z) by the full number of shares of Silver State Bancorp common stock underlying an earned and exercised SAR.

(c) As appropriate, shares of Silver State Bancorp common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of Silver State Bancorp common stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price, if any, may again be granted under the Plan. If the Exercise Price of an Award is paid in shares of Silver State Bancorp common stock, the shares received by Silver State Bancorp shall not be added to the maximum aggregate number of shares of Silver State Bancorp common stock that may be issued under section 5.1.

5.4 Adjustment in Capitalization. If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting Silver State Bancorp common stock, then consistent with the applicable provisions of Internal Revenue Code sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may or will be granted to Participants during a Plan Year, (b) the aggregate number of shares of Silver State Bancorp common stock available for Awards under Section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

OPTIONS

6.1 Grant of Options. Subject to Article 10 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Silver State Bancorp’s Board of Directors may grant Nonqualified Stock Options to Directors. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Option Award Agreements shall be construed and administered consistent with that intention.

6.2 Exercise Price. Except as necessary to implement section 6.6, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of Silver State Bancorp common stock on the effective date of grant, which shall be no sooner than the close of business on the third trading day following the release of Silver State Bancorp’s quarterly earnings. However, the Exercise Price per share of an Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant for any incentive Stock Option issued to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code section 424(d)) Silver State Bancorp common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code section 422.

6.3 Exercise of Options. Subject to Article 10 and any terms, restrictions, and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, but (x) no Incentive Stock Option may be exercised more than ten years after it is granted, or more than five years after it is granted in the case of an Incentive Stock Option granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code section 424(d)) Silver State Bancorp common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code section 422, (y) no Nonqualified Stock Option granted to a Director shall be exercisable more than ten years after it is granted, and (z) Nonqualified Stock Options not granted to Directors shall be exercisable for the period specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

6.4 Incentive Stock Options. Despite any provision in this Plan to the contrary –

(a) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code section 421,

(b) the aggregate Fair Market Value of the Silver State Bancorp common stock (determined as of the date of grant) for which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all stock option plans of Silver State Bancorp and all Related Entities shall not exceed $100,000 (or other amount specified in Internal Revenue Code section 422(4)), determined under rules issued under Internal Revenue Code section 422, and

(c) no Incentive Stock Option shall be granted to a person who is not an Employee on the date of grant.

6.5 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. These procedures may allow either of the following payment methods: (x) payment in cash or a cash equivalent or (y) surrender by the Participant of unrestricted shares of Silver State Bancorp common stock he or she has owned for at least six months before the exercise date as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of Silver State Bancorp common stock on the exercise date. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for Silver State Bancorp or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.

6.6 Substitution of Options. In Silver State Bancorp’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under section 424.

6.7 Rights Associated With Options. A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option, and the Option shall be transferable solely as provided in section 14.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Silver State Bancorp common stock acquired by Option exercise shall have all dividend and voting rights associated with Silver State Bancorp common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of Silver State Bancorp common stock are then listed or traded, and applicable blue sky or state securities laws.

6.8 Vesting of Stock Options. The vesting period associated with each Option shall be in accordance with the vesting period described in the Participant’s Award Agreement.

ARTICLE 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock to Employees and Silver State Bancorp’s Board of Directors may grant shares of Restricted Stock to Directors. Restricted Stock may be granted at no cost or at a price per share determined by the Plan Committee or the Board of Directors, which may be less than the Fair Market Value of a share of Silver State Bancorp common stock on the date of grant.

7.2 Earning Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement –

(a) terms, restrictions, and conditions imposed on Restricted Stock granted to Employees and Directors shall lapse as described in the Award Agreement,

(b) during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of Silver State Bancorp common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by Silver State Bancorp as escrow agent,

(c) at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of Silver State Bancorp common stock shall be rounded to the next whole share when settled.

7.3 Rights Associated With Restricted Stock. During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock has been issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of Silver State Bancorp common stock, those shares shall also be considered Restricted Stock and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

7.4 Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b). If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Silver State Bancorp.

7.5 Vesting of Restricted Stock. The vesting period associated with the Restricted Stock shall be in accordance with the vesting period described in the Participant’s Award Agreement.

ARTICLE 8

PERFORMANCE SHARES

8.1 Generally. Subject to the terms, restrictions, and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares shall, in the Plan Committee’s sole discretion, be based on achievement of performance objectives derived from one or more of the Performance Criteria specified in section 8.2. Performance Shares may be granted (x) to Covered Officers in a manner that qualifies as performance-based compensation under Internal Revenue Code section 162(m) or (y) to Employees who are not Covered Officers in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Performance Share Award Agreements shall be construed and administered consistent with that intention.

8.2 Performance Criteria. (a) Vesting of Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code section 162(m) shall be based on one or more or any combination of the following criteria (the “Performance Criteria”) and may be applied solely with reference to

Silver State Bancorp, to a Related Entity, to Silver State Bancorp and a Related Entity, or relatively between Silver State Bancorp, a Related Entity, or both and one or more unrelated entities –

1)	net earnings or net income (before or after taxes),

2)	earnings per share,

3)	deposit or asset growth,

4)	net operating income,

5)	return measures (including return on assets and equity),

6)	fee income,

7)	earnings before or after taxes, interest, depreciation and/or amortization,

8)	interest spread,

9)	productivity ratios,

10)	share price, including but not limited to growth measures and total stockholder return,

11)	expense targets,

12)	credit quality,

13)	efficiency ratio,

14)	market share,

15)	customer satisfaction, and

16)	net income after cost of capital.

(b) Vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more or any combination of the Performance Criteria listed in section 8.2(a) or on other factors the Plan Committee considers relevant and appropriate.

(c) Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (x) separately by Silver State Bancorp or any Related Entity, (y) by any combination of Silver State Bancorp and Related Entities, or (z) by any combination of segments, products, or divisions of Silver State Bancorp and Related Entities.

(d) The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Silver State Bancorp common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on Silver State Bancorp common stock but that is affected by an event having an effect similar to those just described. As permitted under Internal Revenue Code section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e) Performance Criteria shall be established in an associated Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Officers no later than the earlier of (x) 90 days after the beginning of the applicable Performance Period and (y) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.

8.3 Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable period in which satisfaction of the Performance Criteria is to be determined, the Plan

Committee shall certify that the Employee has or has not satisfied the Performance Criteria. Performance Shares shall then be –

(a) forfeited to the extent the Plan Committee certifies that the Performance Criteria are not satisfied, or

(b) to the extent the Performance Criteria are certified by the Plan Committee as having been satisfied, distributed to the Employee in the form of shares of Silver State Bancorp common stock (unless otherwise specified in the Award Agreement) on or before the later of (x) the 15th day of the third month after the end of the Participant’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (y) the 15 th day of the third month after the end of Silver State Bancorp’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied. However, the Performance Shares may be distributed later if Silver State Bancorp reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.

8.4 Rights Associated with Performance Shares. During the applicable period in which satisfaction of the Performance Criteria is to be determined, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the Performance Criteria is to be determined and unless the Award Agreement provides otherwise, Employees may not exercise voting rights associated with their Performance Shares and all dividends and other distributions paid on Performance Shares shall be held by Silver State Bancorp as escrow agent. At the end of the period in which satisfaction of the applicable Performance Criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the Participant or forfeited as provided in section 8.3. No interest or other accretion will be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of Silver State Bancorp common stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Silver State Bancorp common stock to which the dividend or distribution relates.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1 SAR Grants. Subject to the terms of the Plan and the associated Award Agreement, the Plan Committee may grant SARs to Employees at any time during the term of this Plan. Unless an Award Agreement provides otherwise, SARs awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all SAR Award Agreements shall be construed and administered consistent with that intention.

9.2 Exercise Price. The Exercise Price specified in the Award Agreement shall not be less than 100% of the Fair Market Value of a share of Silver State Bancorp common stock on the effective date of grant, which shall be no sooner than the close of business on the third trading day following the release of Silver State Bancorp’s quarterly earnings.

9.3 Exercise and Settling of SARs. SARs shall be exercisable according to the terms specified in the Award Agreement. A Participant exercising an SAR shall receive whole shares of Silver State Bancorp common stock or cash (as determined in the Award Agreement) having a value equal to (a) the excess of (x) the Fair Market Value of a share of Silver State Bancorp common stock on the exercise date over (y) the Exercise Price, multiplied by (b) the number of shares of Silver State Bancorp common stock for which the SAR is exercised. The value of any fractional share of Silver State Bancorp common stock produced by this formula shall be settled in cash.

ARTICLE 10

TERMINATION

10.1 Termination for Cause. (a) If a Participant’s employment or director service terminates for Cause or if in Silver State Bancorp’s judgment a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether Participant’s employment or director service with Silver State Bancorp or a Related Entity actually terminates, except that Restricted Stock or Performance Shares that have been released from escrow and distributed to the Participant shall not be affected by termination for Cause.

(b) The term “Cause” shall mean one or more of the acts described in this section 10.1. However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of Silver State Bancorp or the Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability, or other period of absence approved by Silver State Bancorp or the Related Entity, as the case may be:

1) an act of fraud; intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of Silver State Bancorp or a Related Entity,

2) conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

3) violation by the Participant of the written policies or procedures of Silver State Bancorp or the Related Entity with which the Participant is employed, including but not limited to violation of Silver State Bancorp’s or the Related Entity’s code of conduct or code of ethics,

4) unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Silver State Bancorp’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

5) intentional breach of any contract with or violation of any legal obligation owed to Silver State Bancorp or a Related Entity,

6) dishonesty relating to the duties owed by the Participant to Silver State Bancorp or a Related Entity,

7) the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability,

8) the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to Silver State Bancorp or a Related Entity,

9) the Participant’s breach of any term of this Plan or an Award Agreement,

10) intentional cooperation with a party attempting a Change in Control of Silver State Bancorp, unless Silver State Bancorp’s Board of Directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law, or

11) any action that constitutes cause as defined in any written agreement between the Participant and Silver State Bancorp or a Related Entity.

10.2 Termination for any Other Reason. Unless specified otherwise in the Award Agreement or in this Plan and except as provided in section 10.1, the portion of a Participant’s outstanding Award that is unvested and unexercisable when the Participant’s employment or director service terminates shall be forfeited and the portion of any Restricted Stock Award or Performance Share Award that is unvested and held in escrow shall be forfeited. Options and SARs that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement or (y) 90 days after the termination date.

ARTICLE 11

EFFECT OF A CHANGE IN CONTROL

11.1 Definition of Change in Control. The term “Change in Control” shall have the meaning given in any written agreement between the Employee and Silver State Bancorp or any Related Entity. However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control shall have the meaning given in section 409A. If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Employee and Silver State Bancorp or a Related Entity, section 1.2 shall constitute a Change in Control –

(a) Change in Board Composition. If individuals who constitute Silver State Bancorp’s Board of Directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors. A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the Board of Directors shall be deemed to be an Incumbent Director. The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of Silver State Bancorp’s proxy statement in which the person is named as a nominee for director, without written objection by Incumbent Directors to the nomination. A person elected or nominated as a director of Silver State Bancorp initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Silver State Bancorp’s Board of Directors shall never be considered an Incumbent Director, unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b) Significant Ownership Change. If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Silver State Bancorp’s directors is –

1) 50% or more of the combined voting power of all of Silver State Bancorp’s outstanding securities eligible to vote for the election of Silver State Bancorp directors,

2) 25% or more, but less than 50%, of the combined voting power of all of Silver State Bancorp’s outstanding securities eligible to vote in the election of Silver State Bancorp’s directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of Silver State Bancorp’s securities –

(a) by Silver State Bancorp or a Related Entity, reducing the number of Silver State Bancorp securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Silver State Bancorp directors, increasing the person’s beneficial ownership by more than one percent),

(b) by or through an employee benefit plan sponsored or maintained by Silver State Bancorp or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),

(c) by or through an equity compensation plan maintained by Silver State Bancorp or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,

(d) by an underwriter temporarily holding securities in an offering of securities,

(e) in a Non-Control Transaction, as defined in section 11.1(c), or

(f) in a transaction (other than one described in section 11.1(c)) in which securities eligible to vote in the election of Silver State Bancorp directors are acquired from Silver State Bancorp, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c) Merger. Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Silver State Bancorp or a Related Entity requiring approval of Silver State Bancorp’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination -

1) more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Silver State Bancorp directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Silver State Bancorp securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Silver State Bancorp directors among the holders thereof immediately before the Business Combination,

2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

3) at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Silver State Bancorp’s Board of Directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 11.1(c) shall constitute a “Non-Control Transaction,” or

(d) Sale of Assets. If Silver State Bancorp’s stockholders approve a plan of complete liquidation or dissolution of Silver State Bancorp or a sale of all or substantially all of its assets, but in any case only if Silver State Bancorp’s assets are transferred to an entity not owned directly or indirectly by Silver State Bancorp or its stockholders.

11.2 Effect of Change in Control. If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –

(a) accelerate the exercisability of any or all Options or SARs, despite any limitations contained in the Plan or Award Agreement,

(b) accelerate the vesting of Restricted Stock, despite any limitations contained in the Plan or Award Agreement,

(c) accelerate the vesting of Performance Shares, despite any limitations contained in the Plan or Award Agreement,

(d) cancel any or all outstanding Options, SARs, and Performance Shares in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Option, SAR, or Performance Share would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Option, SAR, or Performance Share been exercised or converted into shares of Silver State Bancorp common stock before the transaction, less the applicable exercise or purchase price,

(e) cause the holders of any or all Options, SARs, and Performance Shares to have the right during the term of the Option, SAP, or Performance Share to receive upon exercise the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of Silver State Bancorp common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Stock Option, SAR, or Performance Share into a stock option, appreciation right, or performance share relating to the surviving or new corporation in the transaction, or

(f) take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee shall provide for any of the foregoing actions in an Award Agreement in advance. Alternatively, the Plan Committee shall also have the right to require any purchaser of Silver State Bancorp’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable. The manner of application and interpretation of the provisions of this section 11.2 shall be determined by the Plan Committee in its sole and absolute discretion. Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Silver State Bancorp’s Board of Directors and in his or her capacity as an employee of Silver State Bancorp or any Related Entity. For purposes of this Plan the term “person” shall be as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION OF THIS PLAN

Silver State Bancorp may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code section 162(m), or (c) any securities exchange, market, or other quotation system on or through which Silver State Bancorp’s securities are listed or traded. However, no Plan amendment shall (x) result in the loss of a Plan Committee members’ status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 12, to the contrary, Silver State Bancorp shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 13

ISSUANCE OF SHARES AND SHARE CERTIFICATES

13.1 Issuance of Shares. Silver State Bancorp shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of Silver State Bancorp common stock. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. Until a stock certificate evidencing the shares is issued, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of Silver State Bancorp common stock to be issued, despite the exercise or conversion of the Award payable in shares. Issuance of a stock certificate shall be evidenced by the appropriate entry on the books of Silver State Bancorp or of a duly authorized transfer agent of Silver State Bancorp.

13.2 Delivery of Share Certificates. Silver State Bancorp shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled –

(a) payment in full for the shares and for any tax withholding,

(b) completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c) if Silver State Bancorp common stock is listed on a stock exchange or The Nasdaq Stock Market, admission of the shares to listing on the stock exchange or the Nasdaq Stock Market,

(d) if the offer and sale of shares of Silver State Bancorp common stock is not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e) obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and

(f) the Plan Committee is satisfied that the issuance and delivery of shares of Silver State Bancorp common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of Silver State Bancorp’s counsel.

13.3 Applicable Restrictions on Shares. Shares of Silver State Bancorp common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which Silver State Bancorp common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

13.4 Book Entry. Instead of issuing stock certificates evidencing shares, Silver State Bancorp may use a “book entry” system in which a computerized or manual entry is made in the records of Silver State Bancorp to evidence the issuance of shares of Silver State Bancorp common stock. Silver State Bancorp’s records are binding on all parties, unless manifest error exists.

ARTICLE 14

MISCELLANEOUS

14.1 Assignability. Except as described in this section or as provided in section 14.2, an Award may not be transferred except by will or the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 14.1.

14.2 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of Silver State Bancorp, its Board of Directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

14.3 No Implied Rights to Awards or Continued Services. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Nothing in the Plan shall or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or director of Silver State Bancorp or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and Silver State Bancorp expressly reserves to itself and all Related Entities the right at any time to terminate employees free from liability or any claim under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

14.4 Tax Withholding. (a) Silver State Bancorp shall withhold from other amounts owed to the Participant or require a Participant to remit to Silver State Bancorp an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Silver State Bancorp shall defer payment of cash or issuance of shares of Stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b) If the Participant does not remit the required amount within 30 days after the settlement date, Silver State Bancorp shall permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the balance to the Participant.

(c) In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse Silver State Bancorp for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes –

1) having shares of Stock otherwise issuable under the Plan withheld by Silver State Bancorp, but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,

2) delivering to Silver State Bancorp previously acquired shares of Silver State Bancorp common stock that the Participant has owned for at least six months,

3) remitting cash to Silver State Bancorp, or

4) remitting a personal check immediately payable to Silver State Bancorp.

14.5 Indemnification. Each individual who is or was a member of Silver State Bancorp’s Board of Directors or Plan Committee shall be indemnified and held harmless by Silver State Bancorp against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a director of Silver State Bancorp or as a Plan Committee member and against and from any and all amounts paid, with Silver State Bancorp’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Silver State Bancorp director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Silver State Bancorp director or as a Plan Committee member, but only if he or she gives Silver State Bancorp an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Silver State Bancorp’s organizational documents, by contract, as a matter of law, or otherwise.

14.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of Silver State Bancorp to establish other plans or to pay compensation to its employees or directors in cash or property in a manner not expressly authorized under the Plan.

14.7 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of Nevada. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974, and the Plan shall be construed and administered in a manner that is consistent with that intention.

14.8 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

14.9 Securities and Exchange Commission Rule 16b-3. The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

14.10 Internal Revenue Code Section 162(m). On the date this Plan becomes effective under section 1.2, Silver State Bancorp will not have a class of equity securities required to be registered under section 12 of the Securities Exchange Act of 1934, and therefore on that date Silver State Bancorp will not be subject to the deduction limitations of Internal Revenue Code section 162(m). Nevertheless, the Plan is intended to comply with applicable requirements of section 162(m) for exemption of performance-based compensation from the deduction limitations of section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.

14.11 Successors. All obligations of Silver State Bancorp under Awards granted under this Plan are binding on any successor to Silver State Bancorp, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Silver State Bancorp.

14.12 Severability. If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

14.13 No Golden Parachute Payments. Despite any provision in this Plan or in an Award Agreement to the contrary, Silver State Bancorp shall not be required to make any payment under this Plan or an Award

Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.

14.14 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Plan Committee:

Silver State Bancorp

170 S. Green Valley Parkway

Henderson, NV 89012

Attention: Corporate Secretary

(b) If to a Participant, to the Participant’s most current address as shown in the Employer’s records.

This 2008 Omnibus Equity Plan of Silver State Bancorp was adopted by Silver State Bancorp’s Board of Directors on February 20, 2008. This 2008 Omnibus Equity Plan was thereafter approved by stockholders of Silver State Bancorp at a special meeting held on                     , 2008.

REVOCABLE PROXY

SILVER STATE BANCORP

This Proxy is solicited on behalf of the Board of Directors of

Silver State Bancorp

for the Annual Meeting of Stockholders to be held on Wednesday, April 30, 2008

The undersigned stockholder of Silver State Bancorp hereby appoints Bryan S. Norby, Thomas T. Nicholson and Alan Knudson, or any of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote all shares of common stock of Silver State Bancorp, which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at Del Fuego Meeting Room, Green Valley Ranch Resort and Spa, 2300 Paseo Verde, Henderson, Nevada, 89052 on Wednesday, April 30, 2008 at 10 a.m., local time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU DO NOT GIVE US ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2 AND 3.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE INTERNET OR TELEPHONE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued on Reverse Side)

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1. Election of four Directors for terms of three years each and the election of one Director for the term of one year	FOR All Nominees (Except as otherwise indicated)	WITHHOLD for all nominees

The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

	☐	☐
Nominees: 1. Brian M. Collins, 2. Craig A. McCall, 3. Phillip C. Peckman,				I WILL ATTEND THE ANNUAL MEETING.	☐
4. Andrew K. McCain and 5. Mark S. Bosco
Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

(Please mark box if you plan to attend the annual meeting.) (Important: If your shares are not registered in your name, you will need additional documentation to attend the annual meeting.)

The undersigned hereby acknowledges receipt of the Notice of the 2008 Annual Meeting of Stockholders and the Proxy Statement, dated March 21, 2008 for the annual meeting.

2. Ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approval and adoption of Silver State Bancorp’s 2008 Omnibus Equity Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date: , 2008

Please sign exactly as your name appears on this proxy. Joint Owners should each sign personally. If signing as an attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on April 29, 2008

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy cards.

Internet http://www.proxyvoting.com/ssbx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.